Exhibit 10.1

No. YDT/HT-396-1912

Yulin Yuyang Zhongneng Yuandatan Mining Co., Ltd.

General Contract for Advanced Treatment Project BT (Build and Transfer) of Mine Water

The Employer: Yulin Yuyang Zhongneng Yuandatan Mining Co., Ltd.

The Contractor: Yantai Jinzheng Eco-Technology Co., Ltd.

Date: December 2019

Part I Contract Agreement

The Employer: Yulin Yuyang Zhongneng Yuandatan Mining Co., Ltd.

The Contractor: Yantai Jinzheng Eco-Technology Co., Ltd.

Two parties of the contract hereto reach consensus through discussions and hereby conclude the contract in relation to general contracting of advanced treatment project of mine water for Yulin Yuyang Zhongneng Yuandatan Mining Co., Ltd. in accordance with Contract Law of P. R. China, Construction Law of P. R. China, Tendering and Bidding Law of P. R. China and related laws and legislations, and by adhering to the principle of equality, voluntary, just and credibility.

I. Project Profile

Project name: advanced treatment project of mine water for Yulin Yuyang Zhongneng Yuandatan Mining Co., Ltd.

Project approval, verification or filing document No.: 2019-610802-12-03-058753

Project content and scale:

Advanced treatment of newly built mine water phase one project, scale is 1000m3/h;

Advanced treatment of pending mine water phase two project, scale 500m3/h (general the contractor enjoys the sole collaboration right in construction of phase two project).

Detailed address of the province and city that the project is located: Bentan Village, Xiaojihan Town, Yuyang District, Yulin City

Scope of project contracting: all work content within the scope of coordinate of boundary of advanced treatment project of mine water for Yuandatan coal mine, including project management and detailed design (responsible for all technique, construction, structure, hydraulic, heating and ventilation, instruments and automatic control, electrical, fire control, general plan and matching project in 1 meter radius outside of boundary), procurement of equipment, purchase of materials, construction works, single commissioning, intermediate handover, coordination in combined commissioning and performance appraisal, till completion and acceptance of the project demanded for constructing the fixture successfully, and including training of workers, and instructions and support service provided for tender during warranty.

II. Source of Main Production Technology (or construction design plan) of the Project

General contracting bidding documents, tender documents and technology agreement of advanced treatment project BT of mine water of Yuandatan coal mine.

III. Main Dates

Phase one project:

Design date of commencement (absolute date): December 20, 2019

Date of construction commencement (absolute date): March 15, 2020

Date of project completion (absolute date): September 30, 2020

Phase two project:

Date of construction commencement (absolute date or relative date): subject to notice in writing issued by The Employer.

IV. Project Quality Standard

Project design quality standard: shall conform to current state design codes, industry standards and technical specification of The Employer.

Project construction quality standard: qualified.

V. Contract Price and Currency of Payment

Contract price of the project is RMB (in words): four hundred and ten million eighty-nine thousand and seven hundred only (amount in figure: RMB 410,089,700).

Wherein, phase one project contract price is RMB (in words): three hundred and thirty-four million four hundred and eighty-four thousand and one hundred only (amount in figure: RMB 334,484,100).

Phase two project contract price is RMB (in words): seventy-five million six hundred and five thousand and six hundred only (amount in figure: 75,605,600).

Refer to items in contract price schedule.

VI. Definitions and Interpretations

Meaning of related words in the agreement is the same as the definitions and interpretations provided in general terms.

VII. Validity of the Contract

The contract is effective on the condition that all the following conditions are met: ① legal representative seals or signs, and signature of the authorized; ② official seal of the company or special seal for contract is affixed.

The Employer (official seal or special seal for contract): Yulin Yuyang Zhongneng Yuandatan Mining Co., Ltd.

Special Seal for Contract of Yulin Yuyang Zhongneng Yuandatan Mining Co., Ltd. (seal)

Registered address in Administration for Industry and Commerce: Yuyang District, Yulin City, Shaanxi Province

Enterprise organization code: 91610802078614125H

Post code: 719000

Legal representative or authorized representative (signature): Wei Liu

Telephone: 0912-3692000

Fax:

Email:

Opening bank: China Construction Bank Yulin Shangjun Road Sub-branch

Account No.:

The Contractor (official seal or special seal for contract): Yantai Jinzheng Eco-Technology Co., Ltd.

Registered address in Administration for Industry and Commerce: Laishan District, Yantai City, Shandong Province

Enterprise organisation code: 913706135992875532

Post code: 264000

Legal representative or authorized representative (signature): Yuebiao Li

Telephone: 0535-6264177

Fax: 0535-6262600

Email: jzhb@jinzhenghb.com

Opening bank: Bank of China Yantai Bonded Port Area Sub-branch

Account No.:

Date of concluding the contract: December 18, 2019

Place of concluding the contract: Yulin City, Shaanxi Province

Part II General Terms

Article 1 General Provisions

1.1 Definitions and Interpretations

1.1.1 Contract refers to the entirety composited by the documents described in item 1.2.1.

1.1.2 General terms refer to general terms that parties of the contract shall abide by in the process of performing general contract of the project, and are constituted by article 1 to article 20 of the document.

1.1.3 Special terms and conditions refer to the terms that parties of the contract elaborate, improve, amend, revise or agree otherwise the general terms as per conditions of the engineering general contracting project, and agree to commonly abide by.

1.1.4 General contracting of the project refers to entrusted by The Employer, The Contractor implements project contracting for the whole process or for a number of stages including stages of design, procurement, construction (including completion test) and commissioning of engineering construction project as per contractual stipulations.

1.1.5 The Employer refers to the party or the legal successor gaining the qualification of the party set out in the contract agreement that has the qualification of contract awarding body of the project and the ability in making payment of project price.

1.1.6 The Contractor refers to the party set out in the contract agreement that has the qualification of general contracting body of the project accepted by the Employer, including its legal successor.

1.1.7 Consortium refers to the temporary institute of project contractors composited by two or two and above legal persons or other organizations under the consent of the Employer, and parties of the coalition bear the joint liabilities for the Employer. Parties of the coalition shall nominate one party as the leading party.

1.1.8 Subcontractor refers to the legal persons or other organizations with corresponding qualification that accept the Contractor’s outsourced subcontracts of part of the project or the service as per terms of the contract.

1.1.9 Representative of the Employer refers to the representative designated by The Employer who executes the contract.

1.1.10 Superintendent refers to the project superintendent organization entrusted by the Employer that owns related qualification.

1.1.11 Project supervisor refers to the general superintendent engineer authorized by superintendent who is responsible for performing superintendent contract.

1.1.12 Project manager refers to the representative appointed by the Contractor as per terms of the contract who is responsible for executing the contract.

1.1.13 Project refers to permanent project and (or) temporary project.

1.1.14 Permanent project refers to the project that the Contractor implements design, construction, completion test, test after completion and commissioning assessment and handover to the Employer for production operations or use as per terms of the contract.

1.1.15 Single project refers to the project unit listed in special conditions that has a particular independent function, and is an integral part of permanent project.

1.1.16 Temporary project refers to the temporary buildings and structures built according to site needs for the purpose of performing and completing permanent project and rectifying any quality defects, and other temporary facilities that do not form into permanent project entity.

1.1.17 Site or field refers to any location for on-site office, storage of project materials, machine tool equipment and project construction provided by the Employer as per terms of the contract.

1.1.18 Project basic files refer to the documents, reports (i.e. factory selection report, resource report, survey report), files (i.e. meteorology, hydrology, geology), agreements (i.e. materials, fuel, water, power, gas, transportation) and related data approved or verified by relevant authority for the project, as well as other basic files demanded by design provided to the Contractor by the Employer.

1.1.19 Site obstacle files refer to coordinate orientation, data and other related files of existing above-ground and underground buildings, structures, cable, pipeline, preserved heritage buildings and ancient trees that the Employer shall provide to the Contractor to implement project design and construction work at site.

1.1.20 Design stage refers to the stages spanning planning design, overall design, initial design, technological design and design of construction drawing. Composition of design stage is determined by conditions of the project.

1.1.21 Project materials refer to the equipment, materials and members forming into permanent project entity, and materials demanded for implementing completion test and test after completion regulated by design documents.

1.1.22 Construction refers to the process that the Contractor transfers design documents into permanent project, including civil engineering, installation and completion test works.

1.1.23 Completion test refers to the mechanical, equipment, parts, cable and pipeline performance tests shall be implemented by the Contractor before the project (or) a single project is accepted by the Employer.

1.1.24 Change refers to any changes performed to the project notified in writing or approved in writing by the Employer under the condition that project functions and scale are unchanged.

1.1.25 Construction completion refers to the project completes civil engineering and installation as per contractual stipulations and design specifications, and passes completion test.

1.1.26 Project acceptance refers to the process that to enable operators and users of the Employer to take up the positions to perform preparation on test after completion and commissioning, the Contractor and the Employer perform project handover and the Employer issues acceptance certificate after the project (or) a single project passes completion test.

1.1.27 Test after completion refers to the production and (or) use function test of the project implemented voluntarily by the Employer or under the instruction of the Contractor organized and led by the Employer as per contractual stipulations after the project is accepted by the Employer.

1.1.28 Commissioning assessment refers to all tests including evaluation and acceptance of contractual objectives implemented voluntarily by the Employer or under the instruction of the Contractor organized and led by the Employer as per contractual stipulations after completion test of the project is completed.

1.1.29 Assessment acceptance certificate refers to the acceptance certificate issued by the Employer after all tests for commissioning assessment are completed and pass the acceptance.

1.1.30 Acceptance of project completion refers to the project settlement and acceptance organized and performed by the Employer upon the Contractor receiving assessment acceptance certificate, completing outstanding work and rectification of defects, and submitting completion acceptance report, completion files and completion settlement documents as per contractual stipulations.

1.1.31 Contract time limit refers to the period starting from the date that the contract becomes effective, till performance of obligations under the contract of the two parties is completed.

1.1.32 Reference date refers to the date of 30 days prior to deadline of submitting tender document.

1.1.33 Project program refers to the time schedule of all implementation stages (including design, procurement, construction, completion test, project acceptance, test after completion till commissioning assessment) or a number of implementation stages as per contractual stipulations starting from the date the contract becomes effective.

1.1.34 Construction commencement date refers to the absolute date or relative date set out in contract agreement that the Contractor commences construction on site.

1.1.35 Date for completion refers to the absolute date or relative date set out in contract agreement that the Contractor completes construction work of the project (including completion test), including any extended date agreed by the contract.

1.1.36 Absolute date refers to the concrete time limit stated by year, month and day in Gregorian calendar.

1.1.37 Relative date refers to the concrete time limit stated by number of days in Gregorian calendar.

1.1.38 Critical path refers to the paths of time schedule that directly influence date for completion in project program. The critical path is discussed and settled during discussions on project program between the two parties of the contract.

1.1.39 Day, month and year refer to the day, month and year in Gregorian calendar. Starting point at any period employed by the contract refers to the next day of the date of occurrence of corresponding incident. If any starting time is counted as per the condition of expiration of a period, the starting point counted is the next day of the date of expiration. Expiry date of any period is the day of the expiration date of the period.

1.1.40 Working day refers to other Gregorian calendar days other than statutory holidays in China.

1.1.41 Contract price refers to the price for the Contractor to provide design, procurement, construction, completion test, test after completion, commissioning assessment and service as agreed in contract agreement.

1.1.42 Contract price adjustment refers to corresponding adjustment made on contract price in accordance with the fees need to be increased or decreased regulated by laws and contractual stipulations.

1.1.43 Total contract price refers to contract settlement price adjusted according to contractual stipulations.

1.1.44 Prepayment refers to the payment that the Employer makes to the Contractor in advance as per contractual stipulations.

1.1.45 Project progress payments refer to the progress payments made to the Contractor for design, procurement, construction and completion test by the Employer by instalments as per payment content and payment conditions agreed in the contract, as well as service fee for test after completion and commissioning assessment and administration fee of general contracting of the project.

1.1.46 Project quality warranty liability statement refers to the agreement signed by the Employer and the Contractor in terms of matters related to project quality warranty as per regulations related to quality warranty set out by law.

1.1.47 Defect liability warranty premium refers to the amount that the Employer deducts temporarily from project progress payments as the Contractor performing defect liability guarantee during construction and defect liability period.

1.1.48 Defect liability period refers to the period that the Contractor bears the liability of defect warranty as per contractual stipulations, and generally it shall be 12 months. The maximum period shall not exceed 24 months due to extension of defect liability. Detailed period is agreed in special terms and conditions.

1.1.49 Written form refers to the form of the stated content can be visibly expressed in contract, letters and data message. Data message includes: telex, fax, digital data exchange and email.

1.1.50 Liabilities for breach refer to the liabilities shall be borne due to one party fails to perform obligations of the contract, or performance of obligations of the contract fails to comply with contractual stipulations.

1.1.51 Force majeure refers to unpredictable, unavoidable and insurmountable objective conditions. Concrete situation shall be agreed in special terms and conditions by the two parties.

1.1.52 Other definitions need to be complemented and agreed as per characters of the contract project shall be set out in special terms and conditions.

1.2 Contract Documents

1.2.1 Composition of contract documents. Contract documents are explained and illustrated reciprocally. Unless being set out in special terms and conditions otherwise, documents compositing the contract and the priority of explanation is as follows,

(1) The contract agreement

(2) Special terms and conditions of the contract

(3) Notification of award

(4) Bidding and tender documents and annex

(5) General terms of the contract

(6) Annex to the contract

(7) Standards, codes and related technical documents

(8) Design documents, files and drawings

(9) Other documents form an integral part of the contract agreed by the two parties

Documents in written form such as meeting minutes, memo, amended documents, changes and negotiations signed by authorized representatives of the two parties in the process of executing the contract form an integral part of the contract.

1.2.2 In the event that content of terms of contract documents are ambiguous or inconsistent, and fail to be illustrated explicitly in line with priority of explanation set out by the contract, parties concerned discuss to settle without affecting normal progress of the project. In the event that parties concerned fail to reach consensus through discussions, it shall be settled in accordance with stipulations in relation to disputes and adjudication in article 16.3.

1.2.3 Titles of the terms in the contract are for the convenience of reading, and shall not be the basis of interpretations of contractual terms.

1.3 Language and Characters

Contract documents are compiled, explained and illustrated in Chinese simplified language and characters in China. In the event that parties of the contract use two and above languages in special terms and conditions, Chinese is the leading language for priority of explanation and illustration of the contract.

In ethnic group areas, parties concerned are entitled to agree to use the ethnic group language to compile, explain and illustrate the contract documents.

1.4 Applicable Laws

The contract abides by laws in P. R. China, and they refer to laws, legislations, department regulations of P. R. China and local regulations, autonomous ordinance, specific regulations and local government regulations where the project is located. Names of applicable state and local laws shall be stated clearly shall be stipulated in special terms and conditions.

After reference date, if the Contractor’s expenses increase as a result of change in laws, the Employer shall reasonably increase contract price; and if critical path period is delayed due to change in laws, construction period therefrom shall be extended reasonably.

1.5 Standards and Codes

1.5.1 Name (or number) of national standards and (or) industry standards and (or) local standard where the project is located and (or) company specifications that are applicable to the project are set out in special terms and conditions.

1.5.2 In the event that the Employer applies foreign standards and codes, original copy and translated version in Chinese shall be provided, and name, number of copies and date of the standards and codes provided shall be stipulated in special terms and conditions.

1.5.3 In the absence of written standards and codes, the Employer states explicitly technical specifications at appointed time in special terms and conditions, the Contractor raises execution methods as per agreed time and technical specifications, and shall be executed after gaining The Employer’s consent. In the event that the Contractor needs to implement research and development experiments for execution methods, or needs to provide special training for construction workers, unless the fee is included in contract price otherwise, the two parties shall sign agreement separately as annex to the contract, and the expense shall be covered by the Employer.

1.5.4 After reference date, if the Contractor’s expenditures increase as a result of newly enacted national compulsory codes and standards, the Employer shall increase contract price reasonably. If critical path period is delayed, the Employer shall reasonably extend construction period.

1.6 Confidentiality

Commercial secrets and technological secrets of the other party known to one party during concluding and performing the contract, and other information required clearly for confidentiality by any one party, the party concerned bear the liability of keeping the secrets, and shall not disclose externally or use for the purposes outside of the contract without consent. In the event that one party discloses or uses confidential information such as the commercial secrets and technological secrets outside of the contract and causes losses to the other party, indemnity liability to the losses shall be borne. The other party shall provide information needed for performing the contract by the party concerned. The party concerned is entitled to sign confidentiality as annex to the contract when necessary.

Article 2 The Employer

2.1 The Employer’s Main Rights and Obligations

2.1.1 Is responsible for handling procedures of reviewing, approval or filing of the project, gaining tenure right of the project land, completing compensation for demolition and removal, enabling the project to possess construction conditions regulated by laws and the contract, and providing documents for project approval.

2.1.2 Performs obligations of adjustment of contract price, payment, and completion settlement set out in the contract.

2.1.3 Has the right in making suggestions, modifications and changes on implementation work performed by the Contractor including design, procurement, construction and completion test in accordance with contractual stipulations and regulations set out by compulsory standards and codes related to safety, quality, environmental protection and occupational health in applicable laws. However, regulations of compulsory national standards and codes shall not be violated.

2.1.4 Has the right in claiming for indemnity for any losses or damages brought about by the Contractor to the Employer due to the Contractor’s causes as per contractual stipulations.

2.1.5 The Employer is entitled to send notice of suspension in writing when necessary. As for suspension caused by the Employer therein, resultant increase in the Contractor’s expenditures shall be borne by the Employer, and for delayed critical path being caused, date for completion defers accordingly.

2.2 The Employer’s Representative

Representative authorized by the Employer exercises the rights authorized by the Employer and performs the Employer’s obligations, but the Employer’s representative has no right in revising the contract. The Employer’s representative performs his/her duties within the authorized scope as per the contract. The written notice sent by the Employer’s representative to the Contractor according to agreed scope and matters of the contract is submitted to project manager after being signed in person. Name, position and responsibilities of the Employer’s representative are stipulated in special terms and conditions. In the event that the Employer decides to replace its representative, name, position, authority and time of appointment of the new representative shall be informed to the Contractor in writing in 15 days before assuming the post.

2.3 Superintendent

2.3.1 As to the Employer implements supervision on the project, name, project supervisor, scope of supervision, content and rights of superintendent shall be stated in special terms and conditions.

Superintendent performs supervision on the Contractor on behalf of the Employer as per the scope, content and limit of authority of the supervision authorized by the Employer. The notice sent by superintendent to the Contractor shall be signed by project supervisor in writing and handed over to the Contractor for execution afterwards, and shall be copied to The Employer.

2.3.2 In the event that authority of project supervisor overlaps authority of the Employer’s representative or is unclear, the Employer shall coordinate and make clear, and shall inform the Contractor in writing.

2.3.3 Unless being agreed in special terms and conditions otherwise, project supervisor has no right in changing any rights and obligations of parties of the contract.

2.3.4 In the event that the Employer replaces project supervisor, the Contractor shall be notified in writing 5 days in advance, and name, position, authority, limits of authority and time of appointment of the replacing person shall be stated in the notice.

2.4 Safety Guarantee

2.4.1 Unless agreed in special terms and conditions otherwise, the Employer is responsible for coordinating to handle safety protection work such as existing underground and above-ground facilities, adjacent buildings, structures, ancient trees, antiques and grave surrounding construction site, maintaining order surrounding the site and bearing relevant fees.

2.4.2 Unless agreed in special terms and conditions otherwise, the Employer shall be responsible for setting up separation facility and erecting conspicuous signage of no entry, prohibition of fire for the buildings, structures, production apparatus, facilities and equipment that are being used or operating proximate to the Employer at project site, or the Employer uses for production, and notifying the Contractor in writing the safety rules and range of location shall be abided by. The Employer shall bear the losses and damages incurred to Contract due to the Employer’s causes.

2.4.3 In the absence of stipulations in the contract, the Employer requires performing decoration project involved with change in main structure and load bearing structure of the construction, or involved in major change in technique, the two parties are entitled to sign commission contract separately as annex to the contract.

As for the Employer voluntarily decides this type of decoration or the Employer signs commission contract with a third party, the Employer shall bear the liability for losses and damages as a result of design plan and construction works raised by the Employer or the third party entrusted separately by the Employer.

2.4.4 The Employer is responsible for providing safety training for its representative, employees, superintendent and other personnel entrusted, and abides by safety rules of project site set out by the Contractor. The Contractor shall visibly show related safety rules in sign at site, or send the safety rules to the Employer. The Employer shall be liable for personal injuries and safety incidents incurred due to the Employer’s representative, employees, superintendent and entrusted other personnel’s failure in abiding by the safety rules of project site set out by the Contractor.

2.4.5 The Employer, the Employer’s representative, employees, superintendent and other personnel entrusted shall abide by article 7.8 related stipulations on health, safety and environmental protection.

2.5 Security Liabilities

2.5.1 Subject of liability for security work on site is stipulated by special terms and conditions. The party undertaking security work of the site is responsible for liaison, communication and coordination with local related public security department, and shall bear related cost incurred.

2.5.2 The Employer and the Contractor discuss to determine the partition of security responsibilities of implementation stages and area of the project, and compile related security scheme, responsibility system and reporting system as annex to the contract.

2.5.3 As for areas occupied by the Employer, a single project and project accepted as per contractual stipulations, the Employer undertakes related security work, as well as costs, damages and liabilities incurred.

Article 3 The Contractor

3.1 The Contractor’s Main Rights and Obligations

3.1.1 The Contractor shall complete design, procurement, construction, completion test and (or) instruction on test after completion work as per the standards, codes, functions of the project, scale, appraisal objectives and date for completion set out by the contract, and shall not violate regulations set out by national compulsory standards and codes.

Detailed scope of contracting of the project shall be based on stipulations set out by item I ‘project overview’ regarding ’scope of project contracting’ in the contract agreement.

3.1.2 The Contractor shall rectify at own expenses the defects in design, documentation, equipment, materials, parts and construction due to the Contractor’s causes, or the defects uncovered during completion test and test after completion as per agreed contractual terms.

3.1.3 The Contractor shall submit related statements according to contractual stipulations and the Employer’s request. Types, name, content, date of report, date of submission and number of copies of the statements are set out in special terms and conditions.

3.1.4 The Contractor is entitled to send suspension notice in writing to the Employer as per item 4.6.4 the Contractor’s request of resuming work, article item 14.9 delay in time of payment and article 17 force majeure. Other than that, the Contractor shall cover the increase in expenses of the Contractor as a result of suspension due to the Contractor’s causes, and delay in critical path caused shall be caught up at own expenses.

3.1.5 As for any losses, damages or delay in critical path of the project brought forward to the Contractor due to the Employer’s causes, the Contractor is entitled to claim indemnity and (or) extend date for completion.

3.2 Project Manager

3.2.1 Project manager shall be the candidate confirmed by both parties concerned. Project manager is authorized and is responsible for performing the contract on behalf of the Contractor. Name, duties and limits of authority of project manager is set out in special terms and conditions.

Project manager shall be the Contractor’s employee. The Contractor shall submit labor contract between project manager and the Contractor, as well as valid verification documents of the Contractor paying social insurance for project manager to the Employer within 10 days after the contract is effective. If the Contractor fails to submit the above-stated documents, project manager has no right in performing the duties, and the Contractor bears the liability for the resulting adverse affect on project progress or other issues incurred.

Project manager shall be on site on a regular basis, and the time spent on site shall not be less than agreed number of days in special terms and conditions. Project manager shall not simultaneously act as project manager for other projects. If project manager definitely needs to be off project site, prior consent shall be granted by the Employer, and one experienced person shall be nominated to perform his/her duties temporarily on his/her behalf.

If the Contractor violates the above-stated stipulations, liabilities for breach shall be borne as per stipulations set out by special terms and conditions.

3.2.2 Project manager shall organize project implementation as per project program agreed by the contract, and the order given by the Employer’s representative and (or) project supervisor in accordance with the contract. Under the circumstances of emergency, and failure in gaining contact with the Employer’s representative and (or) project supervisor, project manager has the right in undertaking necessary measures to ensure personal, project and asset safety, and must submit written report to the Employer’s representative and (or) project supervisor within 48 hours after the incident.

3.2.3 In the event that the Contractor replaces project manager, notice in writing shall be sent to the Employer 15 days in advance, and consent shall be granted by the Employer. The succeeded project manager shall continue to perform the duties and limits of authority regulated by item 3.2.1. The Contractor shall not voluntarily replace project manager without The Employer’s consent. If the Contractor takes the liberty of replacing project manager, liabilities for breach shall be borne as per stipulations of special terms and conditions.

3.2.4 The Employer is entitled to notify in writing to replace the project manager he/she believes to be unqualified, and the reasons for the replacement shall be stated. The Contractor shall propose written improvement report to the Employer within 15 days after receiving the notice of replacement. If the Employer informs in writing to replace after receiving the improvement report, the Contractor shall perform the replacement within 30 days after receiving the second notice of replacement, and shall notify in writing to the Employer name and resume of newly appointed project manager. Newly appointed project manager continue to perform the duties and limits of authority set out in item 3.2.1.

3.3 Project Quality Assurance

The Contractor shall ensure the quality of work such as design, procurement, processing and production, construction and completion test as per the quality standard agreed by the contract, establish effective quality assurance system, and set out scope of warranty, warranty term and warranty liabilities in the form of quality warranty liability certificate as per related state regulations.

3.4 Safety Guarantee

3.4.1 Project safety performance

The Contractor shall perform design, procurement, construction and completion test to ensure safety performance of the project as per contractual stipulations and regulations set out by related state safe production law.

3.4.2 Safe construction work

The Contractor shall comply with stipulations on occupational health, safety and environmental protection in item 7.8.

3.4.3 The Contractor shall be liable for the losses and injuries caused by the Contractor’s failure in complying with safety rules and limits of location range notified by item 2.4.2.

3.4.4 The Contractor is fully responsible for safety management of construction site, and ensures the safety of all personnel entry into the construction site. The Contractor is liable for personal injury and safety incidents due to the Contractor’s causes.

3.5 Occupational Health and Environmental Protection Guarantee

3.5.1 Project design

The Contractor shall perform environmental protection design and occupational health protection design of the project as per contractual stipulations, and by abiding by Regulations on Survey and Design of Construction Projects, Regulations on Environmental Protection of Construction Projects and other regulations set out by law, to ensure the project to comply with regulations of laws and standard on environmental protection and occupational health.

3.5.2 Occupational health and environmental protection

The Contractor shall abide by the stipulations on occupational health, safety and environmental protection in item 7.8.

3.6 Progress Guarantee

The Contractor shall organize resources demanded by design, procurement, construction and completion test reasonably and orderly as per project program set out in item 4.1, shall send experienced instructors for test after completion, and shall adopt effective implementation methods and organizing measures to ensure the achievement of project program.

3.7 Site Security

The Contractor bears the liability of site security for access into the site, commencement of construction work till before the Employer accepts a single project and (or) the project (including the Contractor’s pre-fabrication site, office and living zone), and is responsible for compiling related security system, liability system and reporting system and submitting to the Employer.

3.8 Subcontracting

3.8.1 Subcontracting stipulations

The Contractor is eligible for subcontracting on work items listed in special terms and conditions only (including design, procurement, construction, labor service and completion test).

As for subcontracting items that are not listed in special terms and conditions, the Contractor is entitled to submit applications to the Employer in terms of subcontracting matters by batches and by stages during project construction stages. The Employer grants approval or raises opinions within 15 days after receiving the applications for subcontracting matters. In the event that the Employer neither grants approval nor raises opinions within 15 days, the Contractor has the right in performing subcontracting for the planned subcontracting matters proposed from the 16th day after submitting the subcontracting matter.

3.8.2 Qualification of subcontractors

Subcontractors shall comply with enterprise qualification level regulated by state laws, otherwise they are forbidden to be subcontractors. The Contractor is liable for reviewing the qualification of the subcontractors.

3.8.3 The Contractor shall not transfer subcontracting the contracted project, and shall not subcontract externally the contracted project as a whole by means of dismemberment.

3.8.4 Subcontractors in design, construction and project materials shall firmly perform state related management regulations on subcontracting.

3.8.5 Payment to subcontractors

The Contractor shall make payments of contract price to subcontractors on time as per subcontract terms. Unless being regulated by special terms and conditions otherwise, the Employer shall not make any payments to subcontractors in any form without the Contractor’s consent.

3.8.6 The Contractor is liable for the Employer

The Contractor is liable for the Employer in terms of subcontractors’ conduct. The Contractor and subcontractors bear joint liabilities for the Employer in relation to subcontracting work.

Article 4 Program, Delay and Suspension

4.1 Project Program

4.1.1 Project program

The Contractor is responsible for drafting project program, and construction time limit (including completion test) in project program shall comply with the stipulations in contract agreement. Principle of determining critical path and change of critical path, number of copies and time of the Contractor submitting project program are set out in special terms and conditions.

Project program is implemented after being approved by the Employer, but the approval conducted by the Employer does not mitigate or exempt the Contractor’s contractual liabilities.

4.1.2 Accelerating project program at own expenses

In the event that actual project progress remarkably lags behind project program due to the Contractor’s cause, the Contractor has the obligation, and the Employer has the right in requiring the Contractor to adopt measures at own expenses to catch up with project program.

4.1.3 Adjustment in project program

Date for completion defers accordingly if the following situations occur, and project program is adjusted,

(1) The project basic files and site barrier files provided by the Contractor as per item 5.2.1 are untrue, incorrect, incomplete and not in time, or payment fails to be made as per the agreed prepayment amount regulated in item 14.3.1 and time of payment regulated in item 14.3.2, resulting in delay in design commencement date regulated in item 4.3.2, or delay in procurement commencement date regulated in item 4.4.2, or delay in construction commencement date.

(2) In accordance with stipulations in item 4.2.4 sub-item 2, review meeting of a particular design stage is delayed due to the Employer’s cause.

(3) In accordance with stipulations in item 4.2.4 sub-item 3, duration of approval by related design review authority is extended compared to agreed time in the contract.

(4) Other condition of extending date for completion as per contractual stipulations.

4.1.4 The Employer’s request on acceleration of works

If the Employer raises the request of accelerating design, procurement, construction and completion test during execution of the contract and it is accepted by the Contractor, the Contractor shall submit acceleration plan and undertake acceleration measures. Cost increase as a result of the acceleration of works shall be performed as per change terms in item 13.2.4.

4.2 Design Program

4.2.1 Design program

The Contractor compiles design program according to approved project program, design review stage agreed in item 5.3.1 and time schedule for review meeting of design stage organized by the Employer. Design program is implemented under the Employer’s consent. The Employer’s consent does not relieve the Contractor’s contractual liabilities.

4.2.2 Design commencement date

The 5th day after The Contractor receives project basic files, site barrier files as per item 5.2.1, as well as prepayment as per item 14.3.2 from The Employer is design commencement date.

4.2.3 Delay in design commencement date

If design commencement date is delayed due to the Employer fails to provide related files such as design basic files and site barrier files as per terms in item 5.2.1, or fails to make prepayment according to the prepayment amount and payment time agreed in item 14.3.1 and item 14.3.2, design commencement date and design completion date defer accordingly. Delay in design commencement date as a result of the Contractor’s causes shall be caught up at own expenses as per item 4.1.2. As for economic losses incurred to the Contractor due to the Employer’s causes, corresponding fees shall be paid.

4.2.4 Delay in date for design review stage

(1) In the event that design documents of related stage fail to be submitted as per design review stage and the time schedule of review meeting stipulated in the contract, or the submitted related design documents fail to comply with the requirements on the depth of design at related review stage due to the Contractor’s causes, and design review meeting is delayed therefrom, the Contractor shall adopt measures to catch up at own expenses according to terms in item 4.1.2. In the event that critical path is caused to be delayed, or losses are incurred to the Employer (preparation fee for review meeting), the Contractor bears the costs.

(2) In the event that review meeting of a particular design stage is delayed without complying with the time schedule of review meeting of design stage agreed by the contract due to the Employer’s causes, date for completion defers accordingly. Losses on idling of labor force of the Contractor therefrom shall be borne by the Employer.

(3) If the length of time for approval by related design review governmental authority is extended compared to agreed time in the contract, date for completion defers accordingly. Cost increase thereof brought forward to the two parties shall be borne by the two parties respectively.

4.3 Procurement Program

4.3.1 Procurement program

The Contractor’s procurement program shall comply with the time schedule set out by project program, and shall connect to the program including design, construction and (or) completion test and test after completion. Number of submitted copies and date of procurement program shall be agreed in special terms and conditions.

4.3.2 Procurement commencement date

Procurement commencement date is set out in special terms and conditions.

4.3.3 Delay in procurement progress

The Contractor shall be liable for delay in procurement and resultant losses on stoppage and idling of labor force and delay in date for completion due to the Contractor’s causes. The Employer shall be liable for procurement delay due to the Employer’s causes and causes losses on stoppage and idling of labor force to the Contractor. If delay in critical path is caused, date for completion defers accordingly.

4.4 Construction Program

4.4.1 Construction program

The Contractor shall submit one copy of overall construction organizing blueprint including construction program 15 days before commencement of construction works at site. Date of commencement and completion in construction program shall comply with the stipulations in contract agreement in relation to date of commencement and date for completion of the project, and shall be consistent with the arrangement in project program. If the Employer needs the Contractor to submit construction program for critical a single project and (or) critical subdivisional project, the number of copies and time of submission shall be set out in special terms and conditions.

4.4.2 Delay in construction commencement date

If construction commencement date is delayed, date for completion is confirmed to be extended in accordance with the following stipulations,

(1) The Contractor is unable to commence construction works due to the Employer’s causes, date for commencement and completion defer accordingly. Economic losses incurred to the Contractor thereof shall be compensated accordingly.

(2) As for construction works fail to commence timely due to the Contractor’s causes, proper causes shall be stated, and for construction works commence as early as possible at own expenses, date for completion shall not be extended.

(3) As for delay in date for commencement due to force majeure, date for completion defers accordingly.

4.4.3 Date for completion

(1) If test stage of contracting project includes completion test stage, planned date for completion and actual date for completion are determined as per the following methods,

1) Date for completion of a single project set out in special terms and conditions (item 9.1 project acceptance) is the planned date for completion of a single project; planned date for completion of the last single project of the project is the planned date for completion of the project.

2) Date for the pass of the last completion test item in a single project is the actual date for completion of a single project.

3) Date for the pass of completion test of the last single project of the project is the actual date for completion of the project.

(2) If implementation stage of contracting project does not include completion test stage, planned date for completion and actual date for completion are determined as per the following methods,

1) Date for completion of a single project set out in special terms and conditions (item 9.1 project acceptance) is the planned date for completion of a single project; planned date for completion of the last single project of the project is the planned date for completion of the project.

2) The date that The Contractor completes all the construction works of a single project regulated by construction drawing as per the contract, and conforms to agreed quality standard is the actual date for completion of a single project.

3) The date that the Contractor completes all the construction works of the last single project in the project regulated by construction drawing, and complies with quality standard set out by the contract is the actual date for completion of the project.

(3) Reserved construction work position for completion test or test after completion by the Contractor, or reserved construction work position required by the Employer, and fragmented outstanding work and rectification of defects that do not affect The Employer’s practical operations and use, do not affect the determination of date for completion.

4.5 Indemnity for Delay

The Contractor shall bear the liability of indemnity for the losses as a result of delay due to the delay in date for completion caused by the Contractor. Indemnity amount for each day delayed as well as cumulative maximum indemnity amount, are set out in special terms and conditions. The Employer is entitled to deduct the indemnity amount from progress payments, completion settlement payment or performance bond agreed to be submitted.

4.6 Suspension

4.6.1 Suspension due to The Employer’s causes

As for suspension notified by the Employer, date and estimated time limit of suspension shall be stated clearly. The two parties shall abide by related stipulations in item 2.1.5 and 3.1.4.

4.6.2 Suspension caused by force majeure

As for suspension of the project due to force majeure, the two parties shall arrange their work respectively according to item 17.1 obligations upon occurrence of force majeure and item 17.2 consequences of force majeure.

4.6.3 The Contractor’s work during suspension

In the event that suspension in line with item 4.6.1 the Employer’s suspension and item 4.6.2 suspension due to force majeure occurs, the Contractor shall stop the construction work at site immediately, and be responsible for providing care and protection for the project, project materials and the Contractor’s documents during suspension as per contractual stipulations. The Contractor shall be liable for the damages, missing, the Employer’s cost increase and (or) delay in date for completion due to the Contractor’s failure in fulfilling the liabilities in care and protection.

4.6.4 The Contractor’s request of resuming work

As for suspension being notified by the Employer, the Contractor is entitled to send notice requesting resuming work to the Employer 45 days after the suspension. If resuming work is not permitted, the Contractor is entitled to make reduction on the part of project affected in the form of change as per the terms of making reduction on part of the project set out in item 13.2.5.

In the event that suspension made by the Employer exceeds 45 days and the suspension affects the project as a whole, or the suspension made by the Employer exceeds 180 days, or the contract is unable to be performed due to suspension as a result of force majeure, the Contractor is entitled to send notice of terminating the contract in accordance with stipulations of termination of contract by the Contractor set out in item 18.2.

4.6.5 Resuming work by the Employer

The Employer is entitled to organize the Contractor to inspect the affected project, project materials by suspension after sending notice of resuming work. The Contractor shall notify the inspection results, content need to be recovered and rectified and estimation to the Employer. The Employer bears the price of recovery and rectification occurred after being confirmed by the Employer. As for delay in critical path caused by the recovery and rectification, date for completion is extended accordingly.

4.6.6 Suspension due to the Contractor’s causes

As for suspension of part of the project or the project due to the Contractor’s causes, the Contractor shall be liable for the losses, damages and delay in date for completion incurred.

4.6.7 Payment upon project suspension

After resuming work is suspended due to the Employer’s cause, and implementation of the project as a whole is not affected, the two parties shall discuss the increased reasonable costs incurred to the Contractor arising from the suspension as per terms set out in item 2.1.5. The Contractor shall include the payment items in the payment claim in that period, and the Employer reviews and makes payment.

After resuming work is suspended due to the Employer’s cause, and implementation of the project as a whole is affected, and the Contractor makes changes and reduction on part of the project as per item 4.6.4 and is approved by the Employer, the Employer shall make changes and reduction on the payment items from contract price. The two parties shall also discuss the increased reasonable costs incurred to the Contractor arising from the suspension as per item 2.1.5. The Contractor shall include the added or reduced payment items into the payment claim of the period, and the Employer shall review and make payment.

In the event that the suspension due to the Employer’s cause leads to inability to perform the contract, and the Contractor sends notice of terminating the contract as per the stipulations in paragraph two in item 4.6.4, the two parties shall perform settlement and payment as per stipulations related to the Contractor’s termination of the contract in item 18.2.

Article 5 Technology and Design

5.1 Production Process Technology, Construction Design Plan

5.1.1 Process technology and (or) construction design plan provided by the Contractor

In the event that the Contractor is responsible for providing production process technology (including patent technology, proprietary technology, process package) and (or) construction design plan (including general arrangements, division of functions, architectural modeling and main structure), the Contractor shall be liable for provided process flow, process technology data, process conditions, software, analysis handbook, operation guide, equipment manufacturing instructions and other requests on files, and (or) general arrangement, division of functions, architectural modelling and its structure design.

The Contractor shall be liable for the explanatory notes to commissioning assessment guarantee value, and (or) use function guarantee set out by special terms and conditions. The explanatory notes to the commissioning assessment guarantee value and (or) use function guarantee is the basis of assessment for the Employer to conduct commissioning assessment according to item 10.3.3.

5.1.2 Process technology and (or) construction design plan provided by the Employer

In the event that the Employer is responsible for providing production process technology (including patent technology, proprietary technology, process package) and (or) construction design plan (including general arrangements, division of functions, architectural modeling and main structure, or construction design plan provided by a third party architecture organization entrusted by the Employer), the Employer shall be liable for provided process flow, process technology data, process conditions, software, analysis handbook, operation guide, equipment manufacturing instructions and other document files of the Contractor, the Employer’s requirements, and (or) general arrangement, division of functions, architectural modelling and main structure, or the construction design plan provided by the third party architecture organization.

The Employer is obliged in instructing and reviewing the production process design and (or) construction design performed by the Contractor according to the above-stated files provided by the Employer, and providing confirmation. Various guarantee value for commissioning assessment of the project and (or) a single project, or explanatory notes to use function guarantee and appraisal liabilities that the two parties shall bear shall be set out in special terms and conditions, and shall be the basis of assessment for the commissioning assessment and appraisal liabilities conducted by the Employer as per item 10.3.3.

5.2 Design

5.2.1 The Employer’s obligations

(1) Provide project basic files. The Employer shall provide project basic files to the Contractor in accordance with contractual stipulations, and regulations set out by laws or industry, and shall be liable for their authenticity, accuracy, completeness and timeliness. In the event that the above project basic files are not authentic, inaccurate or incomplete, the Employer has the obligation to provide further amendment files to the Contractor as per agreed time. Types, content, number of copies and time of project basic files provided are set out in special terms and conditions. As for reference coordinate files therein (including reference control points, reference control elevation and reference coordinate control line), the Employer has the obligation in coordinating the Contractor’s actual measurement and verification on site at appointed time. As for cost increase and (or) delay in construction period caused by the Contractor’s correction of errors in coordinate files, the Employer is liable for related cost increase, and date for completion shall be reasonably extended.

As for technology or process package provided by licenser contained in the project basic files provided by the Employer, or architectural modeling provided by the third party architecture organization, the Employer shall organize the licenser or the third party architecture organization to perform exchange, coordination and handover of data, conditions and files with the Contractor.

In the event that the Employer fails to provide project basic files and amendment files, or files provided are inauthentic, inaccurate, incomplete or the Employer’s plan is changed and causes the Contractor’s design to suspend, re-work or modify, the Employer shall compensate the loss as per the extra design work load on the Contractor thereto. As for delay in project critical path caused, date for completion defers accordingly.

(2) Provide site barrier files. Unless agreed in special terms and conditions otherwise, the Employer shall provide site barrier files such as above-ground and underground existing buildings and structures related to design and construction prior to design commencement as per contractual stipulations and regulations set out by applicable laws, and shall be liable for their authenticity, accuracy, completeness and timeliness. As for inauthenticity, inaccuracy, incompleteness and untimeliness of files provided causing the Contractor’s suspension, re-work and modification of design, the Employer shall compensate the loss as per the extra design work load on the Contractor thereto. As for delay in project critical path caused, date for completion defers accordingly. Types, content, number of copies and time schedule of project barrier files provided are set out in special terms and conditions.

(3) If the Contractor is unable to verify the data, conditions and files in the project basic files provided by the Employer, the Employer is obliged to provide further confirmation.

5.2.2 The Contractor’s obligations

(1) The Contractor shall hand over the project basic files related to design as per item 5.2.1 sub-item (1), and site barrier files related to design as per sub-item (2) provided by the Employer in writing with the Employer (and its licenser and third party architecture organization). As for shortage, omissions, errors and questions towards the files, the Contractor shall raise further request to the Employer within 15 days after receiving the above-stated files provided by the Employer. Loss incurred due to the Contractor fails to raise the request within the above time frame shall be borne by the Contractor, and for the delay in project critical path therefrom, date for completion is not allowed to be deferred. As to reference coordinate files of site of the project therein (including reference control points, reference control elevation and reference coordinate control line), the Contractor has the obligation in booking the time for actual measurement and verification and correcting errors (if any). The Contractor shall bear cost increase and delay in critical path due to the Contractor’s delay in the work.

(2) The Contractor has the obligation to carry out project design according to project basic files, site barrier files provided by the Employer and the depth of design regulated by related state authority, industry project construction standards and codes, and shall be liable for the designed process technology and (or) construction functions, as well as project safety, environmental protection, occupational health standard, quality of equipment and materials, project quality and completion time. The Contractor shall bear the cost increase and delay in date for completion due to the Contractor’s design causes.

5.2.3 Compliance with standards and codes

(1) Standards and codes set out in item 1.5 are applicable to the Employer’s acceptance as per a single project and (or) acceptance of the project as a whole.

(2) In the event that new standards or codes are enacted by state government during execution of the contract, the Contractor shall submit proposal related to the new standards and the new codes to the Employer. As to the compulsory standards and codes thereto, the Contractor shall firmly abide by, and the Employer shall treat them as variation. As to non-compulsory standards and codes, the Employer is entitled to decide whether to adopt or not to adopt. If adoption is decided, it shall be treated as variation.

(3) Technical data and technical conditions in design drawings and design documents completed as per the standards and codes regulated by applicable laws and the contract are the basis of project materials procurement quality, construction quality and completion test quality.

5.2.4 Operation and maintenance manual

As for the Contractor instructs test after completion and commissioning assessment test, and compiles operation and maintenance manual, the Employer shall order its licenser or the Employer’s other the Contractors to provide their operations guide and analysis handbook to the Contractor pursuant to item 5.2.1 sub-item (1), and shall be liable for authenticity, accuracy, completeness and timeliness of their files, unless regulated by special terms and conditions otherwise. Number of copies and deadline of submission for operation guide and analysis handbook submitted by the Employer, and operation and maintenance manual submitted by the Contractor are stipulated in special terms and conditions.

5.2.5 Number of copies and submission time of design documents

Number of copies submitted and time of design documents, files and drawings in related design stage are regulated in special terms and conditions.

5.2.6 Rectification and acceleration of design defects at own expenses

As for omissions, errors, defects and deficiencies in design documents due to the Contractor’s causes, the Contractor shall rectify, amend, correct and improve at own expenses. If delay in design progress incurs, measures shall be undertaken to accelerate to catch up at own expenses.

5.3 Reviews at Design Stage

5.3.1 Organization and time arrangement of design stage and review meetings of design stage of the project are set out in special terms and conditions. The Employer is responsible for organizing review meetings of design stage, and shall bear cost of the meetings and the fees of superior unit and related governmental departments attending to the review meetings.

5.3.2 The Contractor shall submit design documents at related design review stage to the Employer as per item 5.3.1, and the design documents shall comply with regulations on design documents, drawings and depth of the files set out by related state authority and industry project construction standards and codes. The Contractor has the obligation in participating in design review meetings organized by the Employer at own cost to introduce, reply and explain the design documents to reviewers, and providing amendment files need to be submitted during the review at own cost.

5.3.3 The Employer has the obligation in providing approval documents and meeting minutes of the design review meeting to the Contractor. The Contractor has the obligation to modify, amend and improve related design in accordance with the documents approved during related design review stage and meeting minutes, and stipulations of the contract and related design regulations.

5.3.4 In the event that complete design documents, drawings and files at related design review stage fail to be submitted to the Employer at agreed time in item 5.2.5 due to the Contractor’s causes, and the meeting at related design review stage is unable to be held or unable to be held on time therefrom, the Contractor bears the liability for the delay in date for completion, loss on idling of labor force and the Employer’s increased meeting organizing expenses.

5.3.5 The Employer is entitled to raise suggestions on design documents, drawings and files at related design stage before various design review stages stipulated in item 5.3.1. Any suggestions, pre-review and confirmation made by the Employer do not mitigate or exempt the Contractor’s liabilities and obligations towards the contract.

5.4 Training on Operations and Repair Staff

As to the Employer entrusts the Contractor to provide training for operations and repair staff of the Employer, training authorization contract shall be signed separately as annex to the contract.

5.5 Intellectual Property Right

The two parties are entitled to sign intellectual property and confidentiality agreement in relation to intellectual property right such as technological patents, construction design plan, proprietary technology, design documents copyright of one party concerned or two parties of the contract (including one party or the two parties’ licenser, third party architecture organization or architecture), as an integral part of the contract.

Article 6 Project Materials

6.1 Supply of Project Materials

6.1.1 Project materials supplied by the Employer

(1) The Employer is responsible for organizing procurement of project materials as per technical parameters, technical conditions, performance specifications, use requirements and quantity set out by design documents in item 5.2.3 sub-item (1), and is responsible for delivering to site, and is liable for quantity of use, quality inspection results and performance.

Classes and quantity of project materials shall be supplied by the Employer are listed in special terms and conditions.

(2) In the event that project materials (including construction members) purchased and supplied by the Employer fail to comply with regulations set out by state compulsory standards and codes, contain quality defects, and delay in arriving at site, and cause idling of labor force, stoppage to the Contractor or delay in critical path, it shall be performed as per stipulations on variation and adjustment in contract price set out in article 13.

During execution of the contract, as to compulsory standards and codes newly enacted by state government lead to the project materials (including construction members) supplied by the Employer to fail to comply with newly enacted compulsory standards, the Employer is responsible for rectifying or re-ordering the goods. If the Contractor is authorized to rectify, it shall be treated as variation.

(3) As for the Employer invites the Contractor to participate in procurement work from overseas, expenses incurred shall be borne by the Employer.

6.1.2 Project materials supplied by the Contractor

(1) The Contractor is responsible for organizing procurement of project materials (including spares and reserved parts, special tools and technical documents provided by manufacturer) as per technical parameters, technical conditions, performance specifications, use requirements and quantity set out by design documents in item 5.2.3 sub-item (3), and is responsible for delivering to site, and is liable for quantity of use, quality inspection results and performance.

Classes and quantity of project materials shall be supplied by the Contractor are listed in special terms and conditions.

(2) In the event that project materials (including construction members) supplied by the Contractor fail to comply with regulations set out by state compulsory standards and codes or standards and codes agreed by the contract, the Contractor shall be liable for rectification at own cost of the quality defects thereof, and extension of date for completion is not permitted.

During execution of the contract, as to compulsory standards and codes newly enacted by state government lead to the project materials (including construction members) supplied by the Contractor to fail to comply with newly enacted compulsory standards despite complying to the standards agreed by the contract, the Contractor is responsible for rectifying or re-ordering the goods, and shall be treated as variation.

(3) As for production materials for test after completion supplied by the Contractor, classes and (or) inventory shall be listed in special terms and conditions.

6.1.3 The Contractor’s choice of suppliers

The Contractor shall select suppliers or manufacturers of related project materials through competition methods such as tender. As for engineering construction projects must be tendered by law, tender shall be performed as per related state regulations.

The Contractor shall not nominate suppliers or manufacturers in design documents or by verbal suggestions, except exclusive manufacturer. The Employer shall not nominate suppliers and manufacturers in any methods whatsoever.

6.1.4 Proprietary right over project materials

Project materials supplied by the Contractor pursuant to item 6.1.2 arrive at place of delivery at site and procurement progress payment is made, proprietary right is thereafter transferred to The Employer. Before the Employer accepts the project, the Contractor has the obligation in safekeeping, maintaining and caring project materials, and shall not be shipped out from the site without the Employer’s approval.

6.2 Inspection

6.2.1 Factory inspection and report

(1) The Contractor shall abide by regulations set out by related laws, and is responsible for mandatory inspection, tests, monitoring and experiments on permanent project equipment, materials, parts, spares and reserved parts, and test after completion materials as stipulated in item 6.1.2, and submits related report to the Employer. Report content, date of report and number of copies submitted are regulated in special terms and conditions.

(2) In the event that the Contractor invites the Employer to participate in inspection, notice in writing shall be sent to the Employer the content, venue and time of the inspection participated prior to examination, tests, monitoring and experiments of related fabrication and manufacturing stage. The Employer shall notify in writing to the Contractor whether to participate in or not within 5 days after receiving the invitation.

(3) The Employer is responsible for the salary, allowance, travel expenses and accommodation of the personnel participating in the inspection during the inspection, and the Contractor is responsible for handling the permit in access into related manufacturers, and shall provide convenience.

(4) If the Employer entrusts qualified and experienced third party to participate in the inspection at own expenses on behalf of the Employer, notice in writing shall be sent to the Contractor within 5 days after receiving the Contractor’s invitation letter, and organization name, name and authorized power and functions of entrusted organization and entrusted personnel shall be stated.

(5) The inspection participated by the Employer and its entrustee does not relieve the Contractor’s quality liabilities for the project materials being purchased.

6.2.2 Consequences of covering and packaging

In the event that The Employer has notified in writing to the Contractor to participate in inspection within the date regulated by item 6.2.1, and arrives at appointed location in advance or on time as per agreed date, but fabricated and manufactured project materials have been covered, packaged or delivered to the location of shipment without the Employer’s site inspection, the Employer is entitled to order the Contractor to deliver to original location, remove covering and packaging, and conduct re-examination or re-inspection or re-test or re-experiment till restoration. The Contractor bears the cost incurred thereto. If delay in project critical path is caused, extension of date for completion is not permitted.

6.2.3 Participating in inspection not on time

If the Employer fails to participate in inspection pursuant to item 6.2.1, the Contractor is entitled to organize examination, inspection, tests and experiments voluntarily, and the quality inspection results are deemed as authentic. The Employer is entitled to notify the Contractor in change order to re-examine, re-inspect, re-test and re-experiment, or add test details or change test location thereafter. As for project materials pass the quality inspection, cost incurred shall be borne by the Contractor. As to delay in project critical path caused, extension of date for completion is not permitted.

6.2.4 Site inventory and inspection

(1) The Employer shall notify the Contractor 5 days before the project materials shall be supplied regulated in item 6.1.1. The Employer (or including the suppliers supplying project materials for The Employer) and the Contractor (or including its Subcontractors) make inventory on quantity of cartons and conduct inspection on appearance as per bill of lading of each batch of goods, and making inventory on quantity in cartons, factory exit pass certificate, drawings, and documentation files according to packing list, and provide inspection on appearance. Personnel of the two parties sign hand-over list after the inspection and inventory.

If shortage of cartons, shortage of quantity of materials, drawings and files in cartons, or deficiency of appearance is discovered through site inspection and inventory, the Employer shall be responsible for amending or rectifying at own cost, and the project materials must not be used in the project before the defects are not rectified. In the event that the Employer entrusts the Contractor to rectify defects, additional contract shall be signed separately. As to delay in project critical path due to the above-stated situations, date for completion defers accordingly.

(2) The Contractor shall notify the Employer 5 days before the project materials shall be supplied regulated in item 6.1.2. The Contractor (or including the suppliers or subcontractors supplying project materials for the Contractor) and the Employer (including representative or its superintendent) make inventory on quantity of cartons and conduct inspection on appearance as per bill of lading of each batch of goods, and making inventory on quantity in cartons, factory exit pass certificate, drawings, and documentation files according to packing list, and provide inspection on appearance. Personnel of the two parties sign open-box inspection certificate after the inspection and inventory.

If shortage of cartons, shortage of quantity of materials, drawings and files in cartons, or deficiency of appearance is discovered through site inspection and inventory, the Contractor shall be responsible for amending or rectifying at own cost, and the project materials must not be used in the project before the defects are not rectified. The Contractor is liable for cost increase and delay in date for completion caused therefrom.

6.2.5 Inspection participated by quality supervision authority, fire control and environmental protection authority

The Employer and the Contractor accept the site inspection conducted by quality supervision authority, fire control authority, environmental protection authority, professional inspectors of the industry and others on production, installation and test process at any time, and the cost shall be borne by the Employer. The Contractor provides convenience thereto. As to delay in critical path caused, date for completion defers accordingly.

Relevant cost added arising from the recommendations on modification and replacement proposed by the above-stated authorities shall be borne by the responsible party supplying the project materials stipulated in item 6.1.1 or item 6.1.2. As to project critical path caused thereof, if the responsible party is the Contractor, extension of date for completion is not allowed; and if the responsible party is the Employer, date for completion defers accordingly.

6.3 Procurement, Customs Declaration, Customs Clearance and Commodity Inspection of Imported Project Materials

6.3.1 Responsible party for procurement of project materials by import, as well as procurement method are set out in special terms and conditions. Procurement responsible party is responsible for Customs declaration, Customs clearance and commodity inspection, and the other party has the obligation in providing assistance.

6.3.2 In the event that delay in Customs declaration, Customs clearance and commodity inspection of project materials causes delay in project critical path, if the Contractor is responsible for the import procurement, extension of date for completion is not allowed, and increased cost shall be borne by the Contractor. If the Employer is responsible for the import procurement, date for completion is extended accordingly, and the Contractor’s increased cost therefrom is borne by the Employer.

6.4 Transportation and Transportation of Overrun Materials

The Contractor is liable for the overrun project materials (overweight, overlength, over-width, over-height) being responsible for purchase. Transportation cost of the overrun materials and all costs for special measures, removal and indemnity during transportation are included in contract price. The Contractor bears the cost increase incurred during transportation. As to delay in project critical path, extension of date for completion is not allowed, excluding being regulated in special terms and conditions otherwise.

6.5 Re-ordering Goods and Consequences

6.5.1 If shortage exists in the project materials that the Employer is responsible for supplying pursuant to item 6.1.1 and item 6.3.1, and are unqualified after the Employer organizes rectification, the Employer is liable for re-ordering the goods and delivering to site. The Employer bears the actual costs incurred arising from the Contractor’s suspension and idling of labor force thereof. As to delay in project critical path caused, date for completion defers accordingly.

6.5.2 If defects exist in the permanent project equipment, materials and parts that the Contractor is responsible for supplying pursuant to item 6.1.2 and item 6.3.1, and are unqualified after the Contractor rectifies, the Contractor is liable for re-ordering the goods and delivering to site. The Contractor is liable for cost increase and delay in date for completion thereof.

6.6 Safekeeping and Surplus of Project Materials

6.6.1 Safekeeping of project materials

As for stipulations in item 6.1.1 the project materials that the Employer is responsible for supplying, and item 6.1.2 the project materials that the Contractor is responsible for supplying and the Contractor is authorized for safekeeping, classes and quantity of the project materials are regulated in special terms and conditions.

The Contractor shall provide safekeeping, maintenance, upkeep, prevention from deformation, deterioration, contamination and injury to human body for the project materials according to related regulations in specification. Time for the Contractor to submit safekeeping and maintenance plan is set out in special terms and conditions, and the safekeeping and maintenance plan shall include: classification and safekeeping, upkeep, security, requisitioning system of project materials, as well as planning for warehouse, special safekeeping warehouse, storage yard, road, lighting, fire control, facility and tools. All costs needed by safekeeping are included in contract price. Warehouse, storage yard, facility and equipment provided by the Employer is regulated in special terms and conditions.

6.6.2 Transfer of surplus of project materials

Surplus of project materials (including the project materials that the Contractor is responsible for purchasing and supplying and procurement progress payments are received, and the project materials authorized by the Employer for safekeeping) maintained by the Contractor shall be transferred by the Contractor to the Employer free of charge after completion test is completed, excluding being stipulated in special terms and conditions otherwise.

Article 7 Construction

7.1 Obligations of the Employer

7.1.1 Reference coordinate data

If the Contractor requires the Employer to contact relevant units for laying-out, the Employer shall be obliged to provide assistance.

7.1.2 Review on the overall construction organization design

The Employer shall have the right to review the overall construction organization design submitted by the Contractor pursuant to Article 7.2.2, and put forward suggestions and requests within 20 days after receiving the overall construction organization design. The Employer’s suggestions and requests shall not relieve or release the Contractor from any contractual liability. If the Employer fails to put forward any suggestions and requests within 20 days, the Contractor shall have the right to implement it according to the overall construction organization design submitted.

7.1.3 Approach conditions and approach date

Except as otherwise agreed in the special terms and conditions, the Employer shall, in accordance with the approved preliminary design and the temporary occupation data submitted by the Contractor as agreed in Article 7.2.3, agree upon the approach conditions and determine the approach date with the Contractor. The Employer shall provide the construction site; complete the approach road, land use permit, demolition compensation and other related work, to ensure that the Contractor can enter the site on time to start the preparation work. The approach conditions and approach date are agreed in the special terms and conditions.

If the approach time of the Contractor is delayed because of the Employer, the completion date shall be postponed accordingly. The Employer shall bear the expense of idleness incurred therefrom by the Contractor.

7.1.4 Provision of temporary water, electricity, etc. and node laying

Except as otherwise agreed in the special terms and conditions, the Employer shall, as agreed in Article 7.2.4, connect the temporary water and electricity for construction to the node location as agreed before the Contractor enters the site, and ensure its needs. The type and unit price of the said water and electricity used temporarily are stipulated in the special terms and conditions, and the Employer shall charge according to the actual measuring results. Water and electricity that cannot be provided by the Employer shall be stipulated in special terms and conditions, and the relevant expenses shall be incorporated into the quotation and borne by the Contractor.

If the Employer fails to complete the node laying according to the agreed type and time, resulting in the delay of the time for commencement, the completion date shall be postponed accordingly. If the Employer fails to provide water and electricity according to the quality, quantity and time as agreed, it shall bear the losses caused to the Contractor, and the completion date shall be postponed accordingly provided the critical path of the project is delayed therefrom.

7.1.5 Handling of approval procedures for commencement of construction, etc.

Prior to the date of commencement, the Employer shall complete the approval of commencement or construction permit, project quality supervision procedures and other necessary permits, certificates, approval documents, etc.

7.1.6 Approval to be handled by the Employer during construction

The Contractor shall, pursuant to Article 7.2.6, notify the Employer of the approval procedures to be handled by the Employer during construction, and the Employer shall apply for handling them.

If the Employer fails to complete the said approval procedures on time, it shall be liable for the work delay losses caused to the Contractor, and the completion date shall be postponed accordingly provided the critical path of the project is delayed therefrom.

7.1.7 Provision of information on construction obstacles

The Employer shall, according to the content and time as agreed in the contract, provide the coordinate positions of underground and aboveground buildings, structures and other facilities related to the construction site. For information that has been provided as agreed in Item (1) and (2) of Article 5.2.1, the Employer may not provide it. The Contractor may submit a request for change to the obstacle data provided by the Employer after the time agreed in the contract in accordance with the provisions about construction change of Article 13.2.3, and the Employer shall approve the Contractor’s reasonable request. If the Employer fails to provide the said construction obstacle information or the information provided is not true, accurate or complete, resulting in any loss or damage to the Contractor, the Employer shall be liable for compensation, and the completion date shall be postponed accordingly provided the critical path of the project is delayed therefrom.

7.1.8 Construction obstacles newly discovered by the Contractor

The Employer shall, according to the notice given by the Contractor in accordance with Article 7.2.8, contact the relevant units to coordinate and deal with the protection of buildings, structures, historical and cultural relics, ancient trees, famous trees, underground pipelines, cables, facilities and underground cultural relics, fossils and tombs around and near the construction site that may affect the implementation of the project, and bear the relevant expenses.

For the construction obstacles newly discovered, the Contractor may, in accordance with the provisions about the scope of construction change in Item (3) of Article 13.2.3, submit a request for change, and the Employer shall approve the Contractor’s reasonable request. If the critical path of the project is delayed due to the said construction obstacles, the completion date shall be postponed accordingly.

7.1.9 Confirmation of occupational health, safety and environmental protection management plan

The Employer shall, within 20 days upon receipt of the “occupational health, safety and environmental protection” management plan submitted by the Contractor in accordance with Article 7.8, confirm such management plan. The Employer shall have the right to inspect its implementation and propose rectification suggestions for the problems discovered in the inspection, and the Contractor shall make rectification as reasonably suggested by the Employer at his own expense.

7.1.10 Other obligations

The Employer shall perform other obligations to be performed by the Employer as agreed in the special terms and conditions

7.2 Obligations of the Contractor

7.2.1 Laying-out

The Contractor shall be responsible for the laying out of the project, single project and construction location, as well as for the accuracy of laying out.

7.2.2 Construction organization design

The Contractor shall submit the overall construction organization design to the Employer 15 days before the commencement of construction or other time as agreed by both parties hereto, and submit the construction organization design of main single projects and main sub-projects to the Employer with the construction progress. As to the reasonable suggestions and requests by the Employer, the Contractor shall revise and perfect at his own expense.

The copies and time of the overall construction organization design to be submitted, as well as the name, copies and time of main single projects and main sub-projects to be submitted for the construction organization design, shall be stipulated in the special terms and conditions.

7.2.3 Submission of temporary occupation information

The Contractor shall submit the following temporary occupation information to the Employer at the time as agreed in the special terms and conditions:

(1) The coordinate position, area, occupation time and use description of the warehouse, storage yard and land for roads needed for the storage of project materials in accordance with Article 6.6.1; the coordinate position, area, occupation time and use description of the land leased by the Employer shall be listed separately;

(2) The coordinate position, area, occupation time and use description of the land for construction; the coordinate position, area, occupation time and use description of the land leased by the Employer shall be listed separately;

(3) The coordinate position of the entrance to the construction site road; the direction, length, width, grade, bridge and culvert bearing, turning radius and time requirements of the roads to be laid by the Employer and connected with the urban and rural public road shall be specified.

If the Contractor fails to submit the said information on time, resulting in the delay of the approach date as agreed in Article 7.1.3, the Contractor shall be responsible for the additional fees and/or the delay of the completion date induced therefrom.

7.2.4 Temporary water, electricity, etc.

The Contractor shall, 30 days before the commencement date of construction or other time as agreed by both parties hereto, submit the quality, normal consumption, peak consumption, usage time and node location of the temporary water and electricity required by the construction (including the storage of project materials) to the Employer, according to the types of temporary water and electricity that the Employer can provide as agreed in the special terms and conditions. The Contractor shall be responsible for the purchase, installation and maintenance of the measuring instrument at his own expense, and shall pay the fee to the Employer according to the unit price as agreed in the special terms and conditions of Article 7.1.4, unless otherwise agreed by both parties hereto.

If the Contractor fails to submit the said information as agreed herein, resulting in the Employer’s additional fee and the delay of the completion date, the Contractor shall take corresponding responsibility.

7.2.5 Assistance in handling the approval procedures for commencement of construction, etc.

The Contractor shall, 20 days before the commencement of construction, notify the Employer to go through the approval for commencement of construction or construction permit, project quality supervision procedures and other permits, certificates, approval documents, etc. that shall be handled by the Employer to the relevant departments. When the Employer entrusts the Contractor to act as agent, which is accepted by the Contractor, both parties hereto may sign a separate agreement as an appendix to this contract.

7.2.6 Approval procedures to be notified during construction

The Contractor shall, due to the increase of off-site temporary land, temporary requirements for water, power outages, interruption of road traffic, blasting operations, or the possibility of damaging roads, pipelines, power, post and telecommunications, communications and other public facilities during construction, notify the Employer 10 days in advance to go through the relevant application approval procedures, and provide relevant documents, materials, certificates, etc. that need to be provided by the Contractor as requested by the Employer.

If the Contractor fails to notify the Employer 10 days in advance or fails to provide the relevant documents, materials, certificates, etc. of the Contractor necessary for the Employer to handle the application on time, resulting in the Contractor’s work delay, work suspension and the delay of the completion date, the Contractor shall be held responsible.

7.2.7 Provision of information on construction obstacles

The Contractor shall, as stipulated in the contract, submit to the Employer the specific scope and coordinate position of the construction site 20 days before commencement of each underground or aboveground construction site, and the Employer shall provide the coordinate positions of the relevant underground and aboveground buildings, structures and other facilities within the said scope (The site obstruction information provided by the Employer pursuant to Item (1) and (2) of Article 5.2.1 is excluded). The site obstacle information provided by the Employer after the time as agreed herein shall be handled in accordance with the construction change as agreed in Article 13.2.3.

After the Employer has provided the said information, the Contractor shall be responsible for the loss, damage and liability caused by the Contractor’s failure to perform the protection obligation. If the critical path of the project is delayed therefrom, the Contractor shall, as agreed in Article 4.1.2, catch up with the progress at his own expense.

7.2.8 Construction obstacles newly discovered

The Contractor shall immediately take protective measures and promptly notify the Employer for the buildings, structures, historical and cultural relics, ancient trees and famous trees, as well as underground pipelines, cables, structures, cultural relics, fossils and tombs newly discovered that may affect the construction around and near the site during construction. Any construction obstacles newly discovered shall be handled in accordance with the construction change agreement in Article 13.2.3.

7.2.9 Construction resources

The Contractor shall ensure that its manpower, machines and tools, equipment, facilities, measuring materials, consumable materials, revolving materials and other construction resources meet the requirements for the implementation of the project.

7.2.10 Description and interpretation of design documents

The Contractor shall, prior to the commencement of construction, explain to the sub-Contractor and the supervisor the intention of the design document, explain the design document and timely solve relevant problems during construction.

7.2.11 Protection and maintenance of the project

The Contractor shall, from the date of commencement to the date when the Employer receives the project or single project, be responsible for the care, protection, maintenance and security of the project or a single project, and guarantee that the project or single project will not suffer any loss or damage except for force majeure.

7.2.12 Site clearing

The Contractor shall clean up the site, sort for stacking, and transport the residues, wastes and garbage to the site designated by the Employer or the local authorities during and after the construction. The cost for cleaning up the site shall be stated in the special terms and conditions. The Contractor shall evacuate the machines and tools, equipment, facilities and temporary works that are no longer used from the site or transport them to the site designated by the Employer.

7.2.13 Other obligations

The Contractor shall perform other obligations to be performed by the Contractor as agreed in the special terms and conditions.

7.3 Construction Technology and Methods

The Contractor’s construction technology and methods shall comply with related operating procedures, safety procedures and quality standards.

The Employer shall, within 5 days after receiving the method submitted by the Contractor, confirm or offer a proposal. Any such confirmation and recommendation by the Employer shall not relieve or release the Contractor from any contractual liability.

7.4 Manpower, Machines and Tools Resources

7.4.1 The Contractor shall submit the construction manpower resource plan schedule to the Employer according to the format, content, copies and submission time as agreed in the special terms and conditions. The construction manpower resource plan shall meet the requirements of the construction program. In addition, the Contractor shall provide the information about manpower resources entering the site according to the format, content, copies and reporting period of the report form as agreed upon in the special terms and conditions.

If the Contractor fails to input enough types of work and manpower according to the construction manpower resource plan schedule, leading to that the actual construction program falls significantly behind the construction schedule, the Employer shall have the right to inform the Contractor of dispatching personnel to the site within a reasonable time as per the types of work and number of people listed in the plan schedule, and catching up with the progress at his own expense. Otherwise, the Employer shall have the right to order the Contractor to subcontract the construction of some single projects and sub-projects separately, and the expenses incurred and the time delayed therefrom shall be borne by the Contractor.

7.4.2 The Contractor shall submit the main construction machines and tools resources plan schedule to the Employer according to the format, content, copies and submission time as agreed in the special terms and conditions. The construction machines and tools resources plan shall meet the requirement of construction program. In addition, the Contractor shall provide the Employer with the information of the main construction machines and tools entering the site according to the format, content, copies and reporting period of the report form as agreed in the special terms and conditions.

If the Contractor fails to input enough machines and tools according to the construction machines and tools resources plan schedule, leading to that the actual construction program falls behind the construction schedule, the Employer shall have the right to inform the Contractor of dispatching machines and tools to the site within a reasonable time according to the number of machines and tools listed in the schedule. Otherwise, the Employer shall have the right to provide the Contractor with relevant machines and tools, and the expenses incurred and the time delayed therefrom shall be borne by the Contractor.

7.5 Quality and Inspection

7.5.1 Quality and inspection

(1) The Contractor and its subcontractors shall accept the safety and quality supervision and inspection by the Employer and the supervisor at any time. The Contractor shall provide convenience for such supervision and inspection.

(2) When the Employer entrusts a third party to inspect, verify, detect and test the construction quality, it shall notify the Contractor in written form. The acceptance result of the third party shall be deemed as the acceptance result of the Employer.

(3) The Contractor shall comply with relevant regulations on construction quality control, and shall be responsible for training and assessment of operating personnel, disclosure of drawings, technical disclosure, and disclosure of operating procedures, disclosure of safety procedures and disclosure of quality standards, as well as the elimination of accident potentials.

(4) The Contractor shall, pursuant to the design document, construction standards and contract, compile the construction test and inspection plan, shall inspect, verify, detect and test the engineering materials (including the construction fittings), and shall not use those unqualified. The Contractor shall have the obligation to repair and/or replace unqualified engineering materials at his own expense, and shall be responsible for the completion date delayed therefrom. If the engineering materials provided by the Employer are unqualified after the inspection, verification, detection and test by the Contractor, the Employer shall repair and/or replace them at his own expense. If the critical path is delayed therefrom, the completion date shall be postponed accordingly. Any additional costs to the Contractor incurred therefrom shall be borne by the Employer.

(5) The Contractor shall carry out the construction in accordance with the quality standards as agreed in the contract. The construction quality evaluation shall be subject to the quality inspection and evaluation standard as agreed in the contract. The Contractor shall repair, rework and replace the construction parts that fail to meet the quality standards at his own expense. Any delay in the completion date induced therefrom shall be borne by the Contractor.

7.5.2 Quality inspection parts and the inspecting parties. Quality inspection parts include the parts inspected by the Employer, supervisor and Contractor, the parts inspected by the supervisor and Contractor, and the parts inspected by the third part and/or the Contractor. The inspection parts, inspection standards and acceptance form format for the construction quality shall be stipulated in the special terms and conditions.

The Contractor shall report the qualified parts inspected by one party according to the said agreement to the Employer or supervisor for the record. The Employer and the engineering director shall have the right to carry out spot check or overall inspection of the parts put on records at any time.

7.5.3 Inspection to be notified to the inspecting parties. If the Contractor completes the inspection, verification, detection and test by itself with qualified results, it shall notify the relevant inspecting units to participate in the inspection within 24 hours according to the inspection part and the inspecting parties as agreed in the special terms and conditions of Article 7.5.2. If the inspecting parties fail to attend on time, the Contractor shall deliver the qualified result in self-inspection to the Employer and/or the supervisor for signature within 24 hours thereafter. Failing to sign after 24 hours, the Employer shall be deemed to have accepted the inspection result. Within 3 days thereafter, the Contractor may give notice that the Employer and/or the supervisor have confirmed the result of the quality inspection.

7.5.4 The right to quality inspection. The Employer and its authorized supervisor or third party shall have the right to supervise, inspect, verify, detect and test the quality of any construction area without impeding the normal operation of the Contractor. The Contractor shall offer convenience for such quality inspection activities. If the quality defect caused by the Contractor is discovered during the quality inspection, the Employer shall have the right to give instructions for repair, suspension, demolition, reworking, re-construction and replacement. The additional expenses incurred therefrom shall be borne by the Contractor and the completion date shall not be postponed.

7.5.5 Re-inspection of the quality. Subject to the provisions of Article 7.5.3, the Employer shall have the right to re-inspect the quality of the qualified project parts in the quality inspection without affecting the normal construction of the project. In the case that the results are unqualified after the inspection, verification, detection and test, the expenses incurred thereby shall be borne by the Contractor, and the completion date shall not be postponed if the critical path of the project is delayed therefrom. If the results are qualified, the additional cost of the Contractor shall be borne by the Employer, and the completion date shall be postponed accordingly if the critical path of the project is delayed therefrom.

7.5.6 The Employer shall bear the additional construction expenses incurred due to incorrect instructions from the Employer’s representative and/or supervisor or other reasons not caused by the Contractor, and the completion date shall be postponed accordingly if the critical path of the project is delayed therefrom.

7.6 Concealed Works and Intermediate Acceptance

7.6.1 Concealed works and intermediate acceptance. The classification, location, quality inspection content, quality inspection standards, quality inspection forms and inspecting parties of concealed works and intermediate acceptance parts for quality inspection shall be stipulated in the special terms and conditions.

7.6.2 Acceptance notice and acceptance. For the qualified concealed works or intermediate acceptance parts in the self-inspection, the Contractor shall notify the Employer and/or the supervisor in writing 48 hours prior to the acceptance inspection of the concealed works or the intermediate acceptance. The notice shall include the contents of the time and place of concealed works and intermediate acceptance. If it passes the acceptance inspection, both parties hereto shall sign on the acceptance records before they can cover and carry out the follow-up operation, compile and submit the completion data of concealed works and relevant data required by the Employer or supervisor.

If the Employer and/or the supervisor do not sign on the acceptance record 24 hours after the acceptance, the Employer and/or the supervisor shall be deemed to have approved the acceptance record, and the Contractor may conceal or carry out the follow-up operation. Failing to pass the acceptance inspection by the Employer and/or the supervisor, the Contractor shall, within the time limit set by the Employer and/or the supervisor, make corrections and notify the Employer and/or the supervisor again for acceptance.

7.6.3 Failure to attend the acceptance inspection on time. If the Employer and/or the supervisor cannot participate in the acceptance inspection of concealed works or intermediate acceptance parts on time, they shall, within 24 hours after receiving the acceptance notice, submit a request for extension in writing to the Contractor, while the extension shall not exceed 48 hours. If the Employer fails to request for the extension of acceptance inspection according to the said time and fails to participate in the acceptance inspection, the Contractor may organize the acceptance inspection by itself, and the acceptance record shall be deemed to have been approved by the Employer and the supervisor.

If the critical path is delayed due to the extension of acceptance as required by the Employer and/or the supervisor, the completion date shall be postponed accordingly; the loss of work suspension and work delay caused to the Contractor shall be borne by the Employer.

7.6.4 Re-inspection. The Employer and/or the supervisor shall, at any time, have the right to request re-inspection of the concealed works that have been accepted, and the Contractor shall remove the covering, strip or perforate as required and re-cover or repair it after inspection. If the concealed works fail to pass the re-inspection, the expenses incurred thereby shall be borne by the Contractor, and the completion date shall not be postponed; If it passes the inspection, the additional costs to the Contractor caused thereby shall be borne by the Employer, and if the critical path of the project is delayed, the completion date shall be postponed accordingly.

7.7 Disputes over the Result of Construction Quality

7.7.1 In case of any dispute over the result of construction quality between both parties hereto, it shall be settled through negotiation. If negotiation fails, a qualified engineering quality testing institution agreed by both parties hereto shall be entrusted to carry out the test.

According to the appraisal result of the testing institution, if the responsible party is the Contractor, the Contractor shall be responsible for the additional cost or the delay of completion date induced therefrom; If the responsible party is the Employer, the Employer shall bear the additional cost caused thereby, and if the critical path of the project is delayed due to disputes, the completion date shall be postponed accordingly.

7.7.2 According to the appraisal result of the testing institution, if both parties hereto are at fault, the expenses incurred shall be shared through negotiation according to the responsibilities of each party; if the critical path of the project is delayed, the extension of the completion date shall be agreed. If both parties hereto fail to reach an agreement on the shared expenses and the extension of the completion date, the disputes shall be settled in accordance with the agreed procedures for disputes and arbitration in Article 16.3.

7.8 Occupational Health, Safety and Environmental Protection

7.8.1 Occupational health, safety and environmental protection management

(1) It is the obligation of both parties hereto to abide by the relevant laws and regulations on health, safety and environmental protection.

(2) Implementation plan of occupational health, safety and environmental protection management. The Contractor shall submit the implementation plan of occupational health, safety and environmental protection management to the Employer before commencement of construction on site or in other time agreed. The cost of the management and implementation of the plan is included in the contract price. The Contractor shall, at his own expense, revise the submission copies and time of the implementation plan of occupational health, safety and environmental protection management according to the Employer’s suggestion, which shall be stipulated in the special terms and conditions.

(3) Where the Contractor implements the implementation plan of occupational health, safety and environmental protection management, if the Employer needs to take special measures outside the plan, it shall be treated as change according to the provisions about change and contract price adjustment of Article 13.

(4) The Contractor shall ensure that all its employees on site and employees of its sub-Contractors are adequately trained and experienced for the management of occupational health, safety and environmental protection.

(5) The Contractor shall comply with all laws and regulations about on-site occupational health, safety and environmental protection relating to the implementation of the project and the use of the construction equipment, and shall go through the relevant procedures respectively according to the regulations.

(6) The Contractor shall establish occupational health assurance conditions, set up safety facilities and take environmental protection measures for the project of the starting part on site, and provide conditions for the Employer to apply for the construction permit. If the approval of the construction permit is delayed due to the Contractor’s reason, resulting in the additional cost or the delay of the critical path of the project, the Contractor shall be held responsible.

(7) The Contractor shall assign full-time engineers or managers to manage supervise and guide the occupational health, safety and environmental protection work of employees, and shall be responsible for the conduct of his sub-contractor.

(8) The Contractor shall, at any time, accept and offer facilities for the supervision and inspection of occupational health, safety and environmental protection from the inspectors of the government related administrative departments, industry organizations, the Employer and the supervisor.

7.8.2 On-site occupational health management

(1) The Contractor shall comply with applicable laws and contractual provisions on occupational health (including provisions on employment, occupational health, safety, welfare, etc.), and shall be responsible for the occupational health and protection of its employees during the implementation on site.

(2) The Contractor shall observe the applicable labor regulations, protect the legitimate rights and interests of its employees such as the right to vacation, and provide its on-site employees with labor protection supplies, protective devices, heatstroke prevention supplies, necessary on-site board and lodging conditions and safety production facilities.

(3) The Contractor shall provide its constructors with occupational health knowledge training, disclosure of dangerous and hazardous factors, disclosure of safe operation procedures and effective measures, and provide protective equipment against personal injury according to relevant regulations.

(4) The Contractor shall set up warning signs and instructions in the toxic and harmful operation area. If the Employer and its entrusted personnel enter such operation area without the Contractor’s permission and without wearing relevant protective equipment, resulting in the damage, the Employer shall bear the related responsibility and costs.

(5) The Contractor shall carry out prevention and control inspection on toxic and harmful positions, and timely rectify unqualified protective facilities, appliances and installations, to eliminate hidden dangers to occupational health.

(6) The Contractor shall take hygiene and disease control measures by providing medical personnel and first-aid facilities, keep the canteen food safe and clean and the environment of the living area and its surroundings clean, to maintain the health of constructors.

7.8.3 Site safety management

(1) The Employer and the supervisor shall carry out safety education, provide necessary personal safety supplies for their personnel on site, and shall be responsible for the safety accidents caused by them. The Employer and the supervisor shall not force the Contractor to violate the relevant safety regulations on safe construction, safe operation, completion test and/or post-completion test. For the personal injury and property loss caused by the Employer, the supervisor and their on-site staff, the Employer shall bear the relevant liabilities and expenses thus induced. If the critical path of the project is delayed thereby, the completion date shall be postponed.

In the case of the personal injury, property loss and the delay of the critical path of the project caused by violation of safety regulations on safe construction, safe operation, completion test and/or post-completion test due to the reason of the Contractor, the Contractor shall be held responsible.

(2) Employees of both parties hereto shall comply with the instructions on No Entry, including no entry to the work site and specific areas adjacent to the work site. Any injury, damage and loss caused due to failure to abide by this agreement shall be borne by the breaching party.

(3) The Contractor shall be responsible for the safety of the site, including the site of its sub-contractors, as agreed in the contract, and implement the closed management for the site where conditions permit. In addition, the Contractor shall, according to the characteristics of the project, make the corresponding safety technical measures in the construction organization design document, and prepare special safety construction organization design for the professional project part, including the measures about safety maintenance, danger prevention, fire prevention, etc.

(4) The Contractor (including the Contractor’s sub-contractor, supplier and its transportation unit) shall take preventive measures to prevent damage to the roads, bridges and underground facilities in the site and on the way in and out of the site, except as otherwise agreed in special terms and conditions. The Contractor shall be liable for any damage and/or delay in the completion date because of failure to take preventive measures as agreed.

(5) The Contractor shall conduct safe operation training for its constructors disclose safe operation procedures, take safety protection measures, set up safety warning signs and instructions, conduct safety inspection to eliminate accident potentials.

(6) The Contractor shall, when operating in power equipment, power transmission lines, underground pipelines, sealed shockproof workshops, high temperature and high pressure, inflammable and explosive areas and sections, as well as near the street traffic arteries, take safety protection measures against possible damage caused by the construction site and adjacent buildings, structures and special operating environment. Prior to the commencement of construction, the Contractor shall submit to the Employer and/or the supervisor a plan of safety measures, which shall be implemented after approval. The approval of the Employer and/or the supervisor shall not relieve or release the Contractor from any liability.

(7) The Contractor shall, while performing blasting, radioactive, electrifying, and toxic operations and using (transporting, storing and keeping) flammable, explosive, toxic and corrosive items, notify the Employer and/or the supervisor in writing 10 days prior to the construction and submit the corresponding safety protection plan for implementation after approval. The approval of the Employer and/or the supervisor shall not relieve or release the Contractor from any liability.

(8) Safety protection inspection. Prior to the start of the operation, the Contractor shall notify the Employer’s representative and/or the supervisor of the security measures plan submitted and the inspection of on-site erection of safety facilities, safety passageway, safety equipment and firefighting equipment configuration, potential hazards to the safety of the surrounding environment, etc., and make rectifications at the his own expense according to the rectification suggestions put forward by the Employer and/or the supervisor. The inspection and suggestion of the Employer and/or the supervisor shall not relieve or release the Contractor from any contractual liability.

7.8.4 Environmental protection management on site

(1) The Contractor shall protect the buildings, structures, historical and cultural relics, ancient and famous trees, underground pipelines, cables, structures, cultural relics, fossils and tombs around the site during construction. If the Contractor fails to notify the Employer and fails to get further instructions from the Employer, resulting in additional costs for damage, loss, compensation and/or the delay of the completion date, the Contractor shall be held responsible.

(2) The Contractor shall take measures and shall be responsible for controlling and/or disposing of the pollution and hazards to environment from dust, exhaust gas, waste water, solid waste and noise on site. Additional costs for damage, loss, fine and/or the delay of the completion date shall be borne by the Contractor.

(3) The Contractor shall timely or regularly transport the residual and discarded garbage on the construction site to the site designated by the Employer or the relevant local administrative department, so as to prevent the pollution to the surrounding environment and the impact on the operation. The Contractor shall bear any additional expenses, such as fines and compensation, from the local administrative department because of the violation of the said provisions.

7.8.5 Accident handling

(1) When death or injury occurs to the employees of the Contractor (including its sub-Contractor) during the on-site operation, the Contractor shall immediately take rescue measures and report it to the Employer and/or the rescue unit, and the Employer shall be obliged to provide necessary conditions for the rescue. The Contractor shall maintain the site and take appropriate measures to prevent the spread of the accident.

(2) For heavy casualties, major property, environmental damage and other safety accidents, the Contractor shall immediately report it to the relevant department according to relevant regulations, immediately notify the Employer’s representative and the supervisor, and handle it as required by the relevant government department.

(3) Where both parties hereto have disputes over the liability for the accident, it shall be settled in accordance with the agreed procedures for disputes and arbitration in Article 16.3.

(4) If the construction project causes personal and property damage during the reasonable use period and equipment warranty period due to the Contractor’s reason, the Contractor shall be liable for damages.

(5) If the food poisoning or occupational health incident occurs to employees due to the Contractor’s reason, the Contractor shall bear relevant responsibilities.

Article 8 Completion Test

This contract project includes the completion test, which shall comply with the provisions of this article.

8.1 Obligations in the Completion Test

8.1.1 Obligations of the Contractor

(1) The Contractor shall, before starting the completion test of the single project and/or project, complete the construction of the corresponding single project and/or project (excluding the construction parts that must be reserved for the completion test and post-completion test, defect repair and sporadic wind-up works that will not affect the completion test); and complete the inspection, verification, detection and test of the construction parts as agreed herein before starting the completion test.

(2) The Contractor shall, before starting the completion test, submit the relevant quality inspection data and completion data to the Employer in accordance with the provisions about concealed works and intermediate acceptance sites in Article 7.6.

(3) If the Contractor guides the Employer to carry out the post-completion test in accordance with the provisions about post-completion test in Article 10, the Contractor shall complete the training of operation and maintenance personnel as agreed in Article 5.4, and submit the operation and maintenance manual as agreed in Article 5.2.4 before the completion test.

(4) The Contractor shall submit the completion test plan to the Employer 20 days before reaching the completion test conditions. The Employer shall offer suggestions and comments on the plan within 10 days, and the Contractor shall revise the completion test plan at his own expense according to the reasonable suggestions and comments put forward by the Employer. After confirmed by the Employer, the completion test plan shall be attached to the contract and implemented by the Contractor. The confirmation of the Employer shall not relieve or release the Contractor from any contractual liability. The completion test plan shall cover the following contents:

1) The basis and principles for the completion of the completion test plan;

2) Organizational settings and division of responsibilities;

3) Test procedures and test conditions for the completion test of single projects;

4) Test procedures and test conditions for single, monomer, linkage test;

5) Types, performance standards, test and acceptance formats of equipment, materials and parts for completion test;

6) Quality and usage requirements for water, electricity, power and other conditions;

7) Safety procedures, safety measures and protective facilities;

8) Program, measure plan, manpower and machines and tools plan arrangement for completion test;

9) Other.

The submission copies and time of the completion test plan shall be specified in the special terms and conditions.

(5) The completion test of the Contractor shall include the completion test of the construction materials provided by the Contractor as agreed in Article 6.1.2 and the completion test of the construction materials entrusted to the Contractor by the Employer as agreed in Item (3) of Article 8.1.2.

(6) The Contractor shall finish the completion test in accordance with the test conditions, test procedures, and the standards, specifications and data agreed in Item (3) of Article 5.2.3.

8.1.2 Obligations of the Employer

(1) The Employer shall provide electricity, water and power as well as consumable materials provided by the Employer according to the completion test plan confirmed by the Employer. The electricity, water, power and related consumable materials provided shall meet the requirements for quality, quantity and time of the completion test.

(2) If the consumable materials and spare parts for the completion test provided by the Contractor as stipulated herein are used up or insufficient, the Employer shall be obliged to provide the related consumable materials and spare parts necessary for the completion test from its inventory. If the damage is caused by the Contractor or the Contractor fails to provide enough, the Employer shall have the right to deduct the corresponding amount from the contract price; If it is caused by reasonable consumption or by reason of the Employer, the Employer shall provide it free of charge.

(3) The service fee for the completion test of the project materials provided by the Employer as agreed in Article 6.1.1 that the Employer entrusts the Contractor to do has been included in the contract price. If the Employer entrusts the Contractor to carry out the completion test during the implementation of the contract, it shall be treated as change according to the provisions about change and contract price adjustment in Article 13.

(4) The Contractor shall, according to the test conditions and test procedures provided by the Employer, conduct the completion test on the construction materials entrusted to the Contractor by the Employer according to Item (3) in this Article. The test results shall conform to the standards, specifications and data as agreed in Item (3) of Article 5.2.3. The Employer shall be responsible for the test results of this part.

8.1.3 The leading organization of the completion test. The leading organization of the completion test is responsible for the leadership, organization and coordination of completion test. The Contractor shall provide the manpower, machines and tools necessary for the completion test and shall be responsible for finishing the completion test. The Employer shall be responsible for organizing, coordinating and providing the relevant conditions agreed in the completion test plan and the acceptance of the completion test.

8.2 Inspection and Acceptance of Completion Test

8.2.1 The Contractor shall carry out the inspection and acceptance in accordance with the standards, specifications and data agreed in Item (3) of Article 5.2.3 and the provisions in Sub-item5) of the completion test scheme in Item (4) of Article 8.1.1.

8.2.2 The Contractor shall, before starting the completion test, check and implement the test conditions provided by both parties hereto in accordance with the provisions of Article 8.1.1. If the conditions are met, the personnel of both parties hereto shall sign for confirmation. The Employer shall be responsible for any work delay loss caused to the Contractor due to the delay of completion test conditions provided by the Employer. If the completion test progress is delayed, the completion date shall be postponed accordingly; If the completion test conditions are not fulfilled on time due to the Contractor’s reason, resulting in the delay of the completion test progress, the Contractor shall catch up with the progress at his own expense as agreed in Article 4.1.2.

8.2.3 The Contractor shall, 36 hours before starting a completion test, give notice to the Employer and/or the supervisor of the items, contents, and location and acceptance time of the test. The Employer and/or the supervisor shall reply in written form within 24 hours after receiving the notice, and both parties hereto shall sign on the test record and the acceptance form after the items are tested qualified.

If the Employer and/or the supervisor do not sign on the test record and the acceptance form 24 hours after the qualified acceptance, the Employer and/or the supervisor shall be deemed to have approved the acceptance, and the Contractor may conduct the concealed and/or follow-up operation.

If the items are accepted unqualified, the Contractor shall make corrections within the time specified by the Employer and/or the supervisor, and notify the Employer and/or the supervisor for acceptance inspection again.

8.2.4 If the Employer and/or the supervisor cannot participate in the test and acceptance on time, they shall, within 24 hours after receiving the notice, submit a request for extension in writing to the Contractor, while the extension shall not exceed 24 hours. If the Employer and/or the supervisor fail to submit the test extension according to the said time and fail to participate in the test and acceptance, the Contractor may organize the test based on the test items as notified, and the test results shall be deemed to be approved by the Employer and/or the supervisor.

8.2.5 Regardless of whether the Employer and/or the supervisor participate in the completion test and acceptance, the Employer has the right to order a new test. If the Contractor fails to pass the retest due to the Contractor’s reason, the Contractor shall bear the additional expenses incurred therefrom, and the completion date shall not be postponed if the completion test progress is delayed thereby; in the event of successful retest, any additional expenses of the Contractor and/or the extension of the completion date shall be treated as change in accordance with the provisions about change and contract price adjustment of Article 13.

8.2.6 Agreement on the acceptance date of completion test

(1) Acceptance date and time of a completion test: The date and time on which the completion test is passed shall be taken as the acceptance date and time of the completion test;

(2) Acceptance date and time of completion test of the single project: The date and time on which the final completion test is passed shall be taken as the acceptance date and time for the completion test of the single project;

(3) Date and time of completion test of the project: The date and time on which the last single project passes the completion test shall be taken as the acceptance date and time of the completion test of the whole project.

8.3 Safety and Inspection of Completion Test

8.3.1 The Contractor shall, pursuant to the provisions of Article 7.8 Occupational Health, Safety and Environmental Protection, and the characteristics of power supply, water supply, ventilation, pressure test, leakage test, purging, rotation, etc. of the completed test, formulate the safe operation plan including the safety procedure, safety system, fire prevention measures, accident reporting system and accident handling plan for the completion test, in terms of electric shock hazard, inflammables and explosives, high temperature and high pressure, pressure test, mechanical equipment operation, etc. The Contractor shall submit the plan to the Contractor for confirmation, and shall, in accordance with reasonable suggestions; opinions and requirements put forward by the Employer revise the plan at his own expense and implement it after confirmation by the Employer. The confirmation of the Employer shall not relieve or release the Contractor from any contractual liability. The expenses of safety measures and protective equipment provided by the Contractor for the completion test have been included in the contract price.

8.3.2 The Contractor shall carry out the safety training on completion test for its personnel, and disclose the safe operation procedure, site environment, operation system and emergency treatment measures of completion test.

8.3.3 The Employer and/or the supervisor shall, in accordance with the safety regulations, safety systems and safety measures in the confirmed completion test safety plan, conduct safety education about completion test for its management personnel and operation and maintenance personnel, and provide at his own expense protective facilities for the personnel participating in the supervision and inspection.

8.3.4 The Employer and/or the supervisor shall have the right to supervise and inspect the work listed in the completion test safety plan and its implementation, and to propose safety rectifications and issue rectification instructions. The Contractor shall be obliged to carry out rectification in accordance with the instructions, and the additional costs shall be borne by the Contractor. If the project completion test program is delayed thereby, the Contractor shall catch up with the progress at his own expense in accordance with the provisions of Article 4.1.2.

8.3.5 In accordance with the decision of the leading organization of the completion test in Article 8.1.3, both parties hereto shall cooperate closely in the organization, coordination and implementation of the completion test to prevent personal injury and accidents.

If the accident is caused because of the Employer, the Employer shall bear the corresponding liabilities, expenses and compensation. If the project completion test program is delayed thereby, the completion date shall be postponed accordingly.

If the accident is caused because of the Contractor, the Contractor shall bear the corresponding liabilities, expenses and compensation. If the project completion test program is delayed thereby, the Contractor shall catch up with the progress at his own expense in accordance with the provisions of Article 4.1.2.

8.4 Delayed Completion Tests

8.4.1 If a project or a single project falls behind the completion test program due to the Contractor’s reason, the Contractor shall take measures at his own expense to catch up with the completion test program in accordance with the provisions of Article 4.1.2.

8.4.2 If the completion test is delayed due to the Contractor’s reason, leading to the delay of the project completion date as agreed in the contract, the Contractor shall assume the compensation for the delay in accordance with the agreement on liquidated damages for delay in Article 4.5.

8.4.3 If the Contractor fails to perform a completion test in accordance with the completion test program decided by the leading organization of completion test without justified reasons, and fails to carry out the completion test within 10 days after receiving the notice from the leading organization of completion test, causing a delay in the completion date, the Contractor shall be liable for compensation for delay. The Contractor has the right to organize the completion test by itself, and the costs incurred therefrom shall be borne by the Contractor.

8.4.4 If the Employer fails to perform its obligations as agreed in Article 8.1.2, resulting in the delay of the completion test of the Contractor, the Employer shall bear the reasonable expenses incurred therefrom by the Contractor. If the completion test program is delayed thereby, the completion date shall be postponed accordingly.

8.5 Retest and Acceptance

8.5.1 If the Contractor fails to pass the completion test, it may carry out such test again in accordance with the provisions in Item (6) of Article 8.1.1 and carry out the inspection and acceptance in accordance with Article 8.2.

8.5.2 Regardless of whether the Employer and/or the supervisor participate in the completion test and acceptance, if the Contractor fails to pass the completion test, the Employer shall have the right to notify the Contractor to conduct such completion test again in accordance with the provisions in Item (6) of Article 8.1.1 and carry out the inspection and acceptance in accordance with Article 8.2.

8.6 Failure to Pass the Completion Test

8.6.1 If the completion test fails due to the following reasons of the Employer, the cost of the completion test carried out by the Contractor shall be borne by the Employer, and if the completion test program is delayed thereby, the completion date will be postponed accordingly:

(1) The Employer fails to provide test conditions such as electricity, power and water according to the technical parameters, time, and quantity in the confirmed completion test plan, resulting in the failure of completion test;

(2) The Employer instructs the Contractor to conduct the test and completion test in accordance with the Employer’s completion test conditions, test procedures and test methods, resulting in the failure of completion test;

(3) The Employer’s interference with the completion test of the Contractor leads to the failure of the completion test;

(4) The completion test fails due to other reasons of the Employer.

8.6.2 If the completion test fails due to the Contractor’s reason, the completion test may be repeated, but not more than twice. If the acceptance conditions are still not met after two tests, the relevant expenses, completion date and related matters shall be handled according to the following agreement:

(1) If the completion test fails, which has no material impact on the operation or use, the Contractor shall repair it at his own expense. If it cannot be repaired, the Employer shall have the right to deduct the corresponding payment of this part, which shall be deemed to be approved;

(2) If the completion test fails, which has no substantial impact on the operation and use of the single project, the Employer may deduct the contract price of the single project accordingly, which shall be deemed to be approved. If the completion date is delayed thereby, the Contractor shall be liable for damages for the delay.

(3) If the completion test fails, which has a substantial impact on operation or use, the Employer has the right to instruct the Contractor to replace the relevant parts and carry out the completion test. The Contractor’s additional costs incurred therefrom shall be borne by the Contractor. If the completion date is delayed thereby, the Contractor shall be liable for damages for delay.

(4) If the completion test fails, resulting in that any major part of an single project loses the production and use functions, the Employer has the right to instruct the Contractor to replace the relevant part, and the Contractor shall bear the additional costs incurred therefrom. If the completion date is delayed thereby, the Contractor shall be liable for damages for delay. The addition costs of the Employer induced thereby shall be borne by the Contractor.

(5) If the completion test fails, resulting in the loss of production and/or use functions of the entire project, the Contractor has the right to instruct the Contractor to redesign and reset relevant parts, and the Contractor shall bear the additional costs (including the Contractor’s costs) incurred therefrom. If the completion date is delayed thereby, the Contractor shall be liable for damages for delay. The Employer shall have the right to lodge a claim with the Contractor in accordance with the provisions about the Employer’s claim in Article 16.2.1, or terminate the contract in accordance with the provision in Item (7) of Article 18.1.2.

8.7 Dispute over the Completion Test Results

8.7.1 Settlement through negotiation. Any dispute between both parties hereto over the results of the completion test shall be settled through negotiation first.

8.7.2 Entrusting an appraisal agency. After negotiation, if both parties hereto still have disputes over the completion test results, they shall jointly entrust a testing institution with corresponding qualifications to conduct the appraisal. After testing and identification, it shall be handled as follows:

(1) If the responsible party is the Contractor, the necessary cost of appraisal and the reasonable cost increased by the Employer shall be borne by the Contractor, and the completion date shall not be postponed;

(2) If the responsible party is the Employer, the necessary cost of appraisal and the reasonable cost increased by the Contractor shall be borne by the Employer, and the completion date shall be postponed accordingly;

(3) If both parties hereto have responsibilities, the cost shall be shared through negotiation according to the responsibility of each party, and the completion date shall be extended according to the delay of the completion test plan.

8.7.3 Where both parties hereto have disputes over the appraisal result of the testing institution, it shall be settled in accordance with the provisions about disputes and arbitration in Article 16.3.

Article 9 Project Taking-over

9.1 Project Taking-over

9.1.1 Taking over by single project and/or by project. According to the specific conditions and characteristics of the project, it shall be agreed to receive by single project and/or by project in the special terms and conditions.

(1) In accordance with the provisions about post-completion test in Article 10, if the Contractor is responsible for guiding the Employer to carry out the single project and/or post-completion test, and for the assessment of the trial run, the special terms and conditions shall stipulate the sequence and time arrangement of taking over the single project or the time arrangement of taking over the project.

If the Employer is responsible for the single project and/or post-completion test, and for the assessment of the trial run, the special terms and conditions shall stipulate the date of taking over the project or the sequence and time arrangement of taking over the single project.

(2) For single projects and/or projects without completion test or post-completion test, if the Contractor completes the outstanding work and defect repair, which meets the acceptance standards agreed in the contract, the project taking-over and completion acceptance shall be handled in accordance with the contract.

9.1.2 Information submitted by the Contractor when taking over the project. Except for the materials that have been submitted as agreed in Items (1) - (3) of Article 8.1.1, the categories, contents, copies and submission time of the acceptance materials for the completion test to be submitted shall be stipulated in the special terms and conditions.

9.2 Taking-over Certificate

9.2.1 The Contractor shall, within 10 days after the project and/or single project meet the acceptance conditions, submit the application for the taking-over certificate to the Employer, and the Employer shall, within 10 days after receiving the application, organize the taking-over and issue the taking-over certificate for the project and/or single project.

The date agreed in Paragraph (2) of Article 8.2.6 shall be the date of taking over the single project.

The date agreed in Item (3) of Article 8.2.6 shall be the date of taking over the project.

9.2.2 Outstanding works and defect repairs. Outstanding works and defect repairs that have no substantial impact on the operation or use of the project and/or single project shall not be taken as a reason for the Employer not to accept the project. The reasonable time for the Contractor to complete the outstanding works and defect repairs as determined by the Employer and the Contractor through consultation shall be attached to the taking-over certificate.

9.3 Responsibility for Taking over the Project

9.3.1 Security responsibility. From the date of taking over the single project and/or project, the Employer shall assume its security responsibility.

9.3.2 Care responsibility. From the date of taking over the single project and/or project, the Employer shall assume its care responsibility. The Employer is responsible for the maintenance and repair of the single project and/or project, excluding defect repairs and outstanding project parts and areas that need to be completed by the Contractor.

9.3.3 Insurance responsibility. If the insuring party of the project during construction as agreed in the contract is the Contractor, the Contractor shall be responsible for insuring the project and maintaining the insurance period until the date when the Employer takes over the project as agreed in Article 9.2.1. After this date, the Employer is responsible for insuring the project.

9.4 Failure to Take over the Project

9.4.1 Failing to take over the project. If the Employer does not take over within 15 days after receipt of application for taking-over certificate for the single project and/or project submitted by the Contractor, it shall be deemed that the application for the taking-over certificate of the single project and/or project has been approved by the Employer. From the 16th day, the Employer shall bear relevant responsibilities in accordance with the provisions of Article 9.3.

9.4.2 Failing to accept the project as agreed. If the Contractor fails to submit an application for the taking-over certificate of the single project and/or project as agreed, or fails to meet the conditions for taking over the single project or project, the Employer has the right to refuse to take over the single project and/or project.

If the Employer fails to comply with the provisions of this paragraph, and uses or compels to take over the single project and/or project that does not meet the acceptance conditions, it will bear the relevant responsibilities as agreed in Article 9.3, and the liability for loss, failure, damage and/or compensation arising from the operation, use, etc. of the single project and/or project which have been used or forcibly taken over.

Article 10 Post-completion Test

If the contract project includes post-completion tests, the provisions of this article shall be observed.

10.1 Rights and Obligations

10.1.1 Rights and obligations of the Employer

(1) The Employer has the right to review and approve the post-completion test plan prepared by the Employer with the assistance of the Contractor as agreed in Item (2) of Article 10.1.2. The approval of the Employer shall not relieve or release the Contractor from any contractual liability.

(2) The joint coordinating leading organization for post-completion test shall be set up by the Employer. Under the organization and leadership of the Employer and the guidance of the Contractor, the organization shall divide the work according to the approved post-completion test plan, organize the preparation of post-completion test, and conduct post-completion test and trial run assessment. The plan of setting up the joint coordinating leading organization and its division of responsibilities shall be an integral part of this contract.

(3) The Employer shall have the right to notify the Contractor of its non-acceptance or acceptance of the proposal made by the Contractor under Item (4) of Article 10.1.2.

If the Employer fails to accept the above proposal made by the Contractor, the Contractor shall be obliged to follow the organizational arrangement in Item (2) of this Article. If the Contractor has any accident, personal injury or engineering damage due to the execution of the Employer’s arrangement, the Employer shall bear the liability.

(4) The organizational arrangements, instructions and notices issued by the Employer to the Contractor during the post-completion test shall be sent to the project manager of the Contractor in writing, and the project manager shall sign the receipt date, time and signature on the return receipt.

(5) The Employer has the right to issue urgent instructions to the Contractor orally or in writing in case of emergency, and the Contractor shall execute them immediately. If the Contractor fails to follow the instructions of the Employer, it shall be liable for the accident liability, personal injury and engineering damage caused thereby. The Employer shall, within 12 hours after issuing the verbal instruction, send the verbal instruction to the Contractor’s project manager in writing.

(6) Other obligations and tasks of the Employer during the post-completion test shall be agreed in the special terms and conditions.

10.1.2 Responsibilities and obligations of the Contractor

(1) Under the unified arrangement of the joint coordinating and leading organization for post-completion test established by the Employer, the Contractor will send personnel with corresponding qualifications and experience to guide the post-completion test. The driving manager or supervisor dispatched by the Contractor shall obtain the prior approval of the Employer before entering the site during the post-completion test period.

(2) The Contractor shall, in accordance with the contract and the characteristics of the post-completion test, assist the Employer in preparing the post-completion test plan and finishing the preparation before starting the completion test. The post-completion test plan shall include: operation test procedures, resource conditions, test conditions, operating procedures, safety procedures, accident handling procedures, and programs of the project, single project and related parts. The post-completion test plan shall be implemented after reviewed and approved by the Employer. The copies and time of the post-completion test plan shall be stipulated in the special terms and conditions.

(3) The Employer shall be responsible for any accidents, personal injuries and engineering damages caused by the Contractor’s failure to implement the Employer’s arrangements, instructions and notices.

(4) The Contractor shall be obliged to make recommendations on the organizational arrangements, instructions and notices of the Employer and explain the reasons.

(5) In case of emergency, the Contractor shall immediately carry out the operation, work and assignment instructed by the Employer orally to the Contractor. The Contractor shall keep a record of this instruction and its implementation. The Employer shall send the said oral instructions to the Contractor in writing within 12 hours.

If the Employer fails to deliver the oral instruction to the Contractor in writing within 12 hours, the Contractor and its project manager shall have the right to deliver the oral instruction in writing within 24 hours after receiving the oral instruction. The Employer shall sign the return receipt for confirmation and sign the date and time of receipt. If the Employer fails to sign the return receipt for confirmation within 24 hours, it is deemed to have been confirmed by the Employer.

The Employer shall bear the liability for accidents, personal injuries, engineering damages and additional costs caused by the Contractor’s execution of the Employer’s verbal instructions. However, the Contractor shall be responsible for accidents, personal injuries, engineering damages and additional costs arising from the Contractor’s wrongful execution of the said verbal instructions.

(6) Liability for defects in the operation and maintenance manual. The Contractor shall be liable for accident liability, personal injury and engineering damage caused by defects in the operation and maintenance manual compiled by the Contractor; if defects in the operation manual provided by the Employer (including its licenser) lead to defects in the Contractor’s operation manual, which cause the accident liability, personal injury, engineering damage and additional costs of the Contractor, the Employer shall be held responsible.

(7) Other obligations and work of the Contractor according to the contract and/or industry regulations during the post-completion test shall be stipulated in the special terms and conditions.

10.2 Post-completion Test Procedures

10.2.1 The Employer shall, in accordance with the post-completion test plan approved by the joint coordinating and leading organization, provide the electricity, water, fuel, power, raw materials, auxiliary materials, consumable materials and other test conditions, and organize and arrange its management personnel, operation and maintenance personnel and other preparations.

10.2.2 The Contractor shall, in accordance with the post-completion test plan approved, provide other temporary auxiliary equipment, facilities, tools and appliances required for the post-completion test and other preparations that shall be completed by the Contractor.

10.2.3 The Employer shall, in accordance with the post-completion test plan approved, organize the post-completion tests according to the post-completion test procedures and test conditions for any part of a single project, a single project, between single projects, and/or the project.

10.2.4 The joint coordinating and leading organization shall organize a comprehensive inspection, implement the resource conditions, test conditions, safety facility conditions, fire fighting facility conditions, emergency treatment facility conditions, and/or related measures necessary for the post-completion test of the project, single project, any part of the project, and ensure the completeness and quantity of recording instruments and special recording forms.

10.2.5 Notice of the post-completion test date. The Employer shall, within 15 days after the date of receiving the single project and/or the date of receiving the project, notify the Contractor of the date of starting the post-completion test, except as otherwise agreed in the special terms and conditions.

If the post-completion test cannot be performed within 20 days after receiving the single project and/or project, or in the date agreed in the special terms and conditions due to the Employer’s reasons, the Employer shall bear the related work delay fees incurred thereby to the Contractor starting from the 21st day or from the day after the start date agreed in the special terms and conditions, including labor costs, temporary auxiliary equipment/facility idle costs, management fees and reasonable profits.

10.3 Post-completion Test and Commissioning Assessment

10.3.1 The test shall be performed in accordance with the test procedures, test conditions and operating procedures of the approved post-completion test plan, to achieve the production and/or use functions of the project and/or single project as agreed in the contract.

10.3.2 The operator of the Contractor and the instructor of the Contractor shall truthfully fill in the data, conditions, cases, time, name and other contents agreed on the test condition records, test records and forms in the same post during the post-completion test.

10.3.3 Commissioning Assessment

(1) According to the provisions of Article 5.1.1, if the Contractor provides the production technology and/or architectural design plan, the Contractor shall ensure that the project meets the assessment guarantee value and/or use functions specified in the special terms and conditions of Article 5.1.1 within the period of trial run assessment.

(2) According to the provisions of Article 5.1.2, if the Employer provides the production technology and/or architectural design plan, the Contractor shall ensure that the project meets the assessment guarantee value and/or use functions of the relevant part of the project to be undertaken by the Contractor as specified in the special terms and conditions of Article 5.1.2 within the period of commissioning assessment.

(3) The time period of the commissioning assessment shall be agreed by both parties hereto in the special terms and conditions in accordance with the relevant industry regulations on the commissioning assessment cycle.

(4) After passing the commissioning assessment or use functions, both parties hereto shall jointly sort out the results of the post-completion test and the commissioning assessment, and prepare an evaluation report. The report shall be made in duplicate and each party shall hold one copy after being signed or sealed as an integral part of the contract. The Employer shall issue assessment and acceptance certificate in accordance with the provisions of Article 10.7.

10.3.4 Ownership of product and/or service proceeds. Any product income and/or service income during the post-completion test and commissioning assessment of the single project and/or the project shall be owned by the Employer.

10.4 Delay in Post-completion Tests

10.4.1 According to the provisions about the notice of post-completion test date in Article 10.2.5, if the Employer fails to start the post-completion test within 90 days after the post-completion test notice is issued, not because of the Contractor, the project and/or single project shall be deemed to have passed the post-completion test and commissioning assessment, unless otherwise specified in the special terms and conditions.

10.4.2 If the post-completion test is delayed due to the Contractor’s reason, the Contractor shall take measures to organize as soon as possible and cooperate with the Employer to start and pass the post-completion test. If the delay causes the Employer’s additional expenses, the Employer shall have the right to claim compensation from the Contractor in accordance with the provisions of Article 16.2.1.

10.4.3 According to the provisions about the time period of the commissioning assessment in Paragraph (3) of Article 10.3.3, during the commissioning assessment, if the assessment is interrupted or suspended due to the Employer’s reason, and the cumulative number of days of interruption or suspension exceeds the commissioning assessment period stipulated in the special terms and conditions in Item (3) of Article 10.3.3, the commissioning assessment shall be restarted within 60 days after interruption or suspension, beyond which the single project and/or project shall be deemed to have passed the commissioning assessment.

10.5 Carrying out the Post-completion Test Again

10.5.1 According to the provisions in Article 5.1.1 or 5.1.2 and its special terms and conditions, if the project, single project or any part of the project fails to pass the post-completion test due to the Contractor’s reason, the Contractor shall repair the defects at his own expense, and the Employer shall reorganize this test in accordance with the test procedures and test conditions as agreed in Article 10.2.3.

10.5.2 If the Contractor retests according to Article 10.5.1, and fails to pass the test, the Contractor shall continue to repair the defects at his own expense, and reorganize this test in accordance with the test procedures and test conditions as agreed in Article 10.2.3 under the leadership of the Employer.

10.5.3 If the completion test is carried out again due to the Contractor’s reason and additional expenses are incurred to the Employer, the Employer shall have the right to claim against the Contractor according to the provisions of Article 16.2.1.

10.6 Failure to Pass the Assessment

If the project and/or single project fail to pass the assessment due to the Contractor, but still have the production and use function, it shall be handled as follows:

(1) Compensation for failing to pass the trial run assessment

1) The production process technology or architectural design plan provided by the Contractor fails to pass the commissioning assessment.

If the production process technology and/or architectural design plan provided by the Contractor fail to pass the trial run assessment, the Contractor shall, after paying the corresponding compensation amount to the Employer according to the specification of the guarantee value and/or use function guarantee for the commissioning assessment of the project and/or single project as agreed in the special terms and conditions of Article 5.1.1, and according to the compensation amount for failure to pass the commissioning assessment as agreed in the special terms and conditions or the amount calculated by the compensation formula, be deemed to have passed the trial run assessment.

2) The production process technology or architectural design plan provided by the Employer fails to pass the commissioning assessment.

If the production process technology and/or architectural design plan provided by the Employer fails to pass the commissioning assessment, the Contractor shall, after paying the corresponding compensation amount to the Employer according to the relevant liabilities to be borne by the Contractor in the commissioning assessment of the project and/or single project as agreed in the special terms and conditions of Article 5.1.2, and according to the compensation amount agreed for relevant liabilities in the special terms and conditions, or the amount calculated by the compensation formula, be deemed to have passed the commissioning assessment.

(2) If the Contractor proposes investigation, adjustment and amendment at his own expense for the project and/or single project that fail to pass the commissioning assessment, which is accepted by the Employer, both parties hereto shall agree on the corresponding investigation, amendment and test period, and the Employer shall provide convenience for this purpose. Prior to passing the assessment, the Employer may temporarily withhold the compensation in accordance with Item (1) of Article 10.6.

(3) If the Employer accepts the provisions of the said Item (2), but fails to provide convenience to the Contractor within the agreed time limit, which prevents the Contractor from conducting investigation, adjustment and amendment within the agreed time limit, the Contractor shall be deemed to have passed the commissioning assessment.

10.7 Post-completion Test and Assessment and Acceptance Certificate

10.7.1 It is stipulated in the special terms and conditions that the post-completion test and assessment and acceptance certificate shall be issued according to the project and/or single project.

10.7.2 The Employer shall issue the post-completion test and assessment and acceptance certificate in accordance with Article 10.7.1 for those that have passed or are deemed to have passed the post-completion test and/or commissioning assessment as agreed in Articles 10.3, 10.4, 10.5.1, 10.5.2 and 10.6. The date and time specified in the certificate for passing the commissioning assessment shall be the date and time on which the assessment is actually completed or it is deemed to have passed the commissioning assessment.

10.8 Loss of Production Value and Use Value

If the project and/or single project fail to pass the post-completion test due to the Contractor’s reason, resulting in that the entire project loses its production value or use value, the Employer shall have the right to claim for non-performance and deduct the performance bond submitted. However, the Employer shall not include any joint and several contract losses other than the contract in the claim for non-performance.

Joint and several contract losses refer to losses on market sales contracts, expected market profits, interest on production working capital loans, losses on raw materials, auxiliary materials, electricity, water, fuel and other supply contracts signed other than the post-completion test and the commissioning assessment cycle, as well as losses on transportation contracts, unless otherwise provided for by applicable laws.

Article 11 Warranty Liability

11.1 Warranty Liability Letter

11.1.1 Warranty liability letter.

The signing of the warranty liability letter in accordance with the relevant legal provisions is one of the conditions of completion acceptance. Both parties shall sign the warranty liability letter in accordance with the warranty content, scope, term and liability stipulated in laws as an annex hereto. The date of receipt of the single project and (or) the project specified in the receipt certificate in Article 9.2.1 or the date on which the single project and (or) the project is deemed to be received is the date on which the Contractor’s warranty liability begins as well as the start date of the defect liability period.

11.1.2 Failure to submit the warranty liability letter

In the event that the Contractor fails to submit the warranty liability letter and does not sign the warranty liability letter with the Employer without justified reasons, the Employer may not go through completion settlement with the Contractor and not bear the corresponding interest of the completion settlement funds not paid even if it has been stipulated in the contract that interest is paid overdue.

If the Contractor has submitted the warranty liability letter and requires signing the liability letter with the Employer and it has been stipulated in the contract that interest is paid overdue, but the warranty liability letter fails to be signed timely due to the Employer’s reasons, the Employer shall bear the interest of the completion settlement funds paid overdue from the 11th day of receiving this liability letter.

11.2 Defect Liability Warranty Premium

11.2.1 Amount of defect liability warranty premium

The amount of defect liability warranty premium is stipulated in the special terms and conditions.

11.2.2 Temporary deduction of defect liability warranty premium

The method of temporary deduction of defect liability warranty premium is stipulated in the special terms and conditions.

11.2.3 Payment of defect liability warranty premium.

The Employer shall pay the defect liability warranty premium temporarily deducted on the basis of the agreement on defect liability warranty premium in Article 14.5.2.

Article 12 Project Completion Acceptance

12.1 Completion Acceptance Report and Complete Completion Data

12.1.1 The project conforms to the relevant agreements on project receipt in Article 9.1, and (or) the Employer has issued the test and examination acceptance certificate after completion according to Article 10.7; the Contractor has completed the finishing works and defect repairs set forth in Article 9.2.2; after the Employer or supervisor accepts, the Contractor shall submit the completion acceptance report and complete project completion data to the Employer in accordance with the inspection and acceptance of completion test in items (1), (2) and (3) of Article 8.1.1 and Article 8.2, post-completion test and its trial operation examination result in item (4) of Article 10.3.3 and other data. The format, content and number of copies of the completion acceptance report and complete completion data are specified in the special terms and conditions.

12.1.2 The Employer shall, within 25 days after receiving the completion acceptance report and complete completion data, put forward modification opinions or confirm. The Contractor shall modify the completion acceptance report and completion data according to the Employer’s opinions. If the Employer has not put forward modification opinions within 25 days, it is deemed that completion data and completion acceptance report have been confirmed.

12.1.3 Projects developed, put into use or used by phases are handled according to the agreements in Articles 12.1.1 and 12.1.2.

12.2 Completion Acceptance

12.2.1 Organizing completion acceptance

The Employer shall organize completion acceptance within 30 days after receiving the completion acceptance report and complete completion data and confirming according to Article 12.1.2.

12.2.2 Completion acceptance organized overdue

When the Employer fails to organize completion acceptance within 30 days according to Article 12.2.1, completion settlement funds shall be paid off according to Articles 14.12.1-14.12.3.

When the Employer conducts completion acceptance after the time stipulated in Article 12.2.1, the Contractor has the obligation to participate in. Within 25 days after acceptance, in terms of the further modification opinions proposed by the Employer to the Contractor’s completion acceptance report or completion data, the Contractor shall rectify according to the Employer’s opinions at its own expense.

12.2.3 Phased completion acceptance

Completion acceptance of the contract project developed, put into use or used by phases is organized by phases according to clauses 12.1.3 and 12.2.1.

Article 13 Change and Contract Price Adjustment

13.1 Change Right

13.1.1 Change right

The Employer has the jurisdiction of approving changes. Within any time after the contract takes effect to project completion acceptance, the Employer has the right to release change instructions according to the supervisor’s suggestions, Contractor’s suggestions and the scope of change stipulated in Article 13.2. Change instructions are sent in writing.

13.1.2 Change

Written change instructions approve and sent by the Employer are changes, including change instructions directly released by the Employer, or change instructions approved by the Employer and released by the supervisor.

The Contractor shall amend, adjust and improve defects in its own design, procurement, construction, completion test and post-completion test at its own expense, which are not changes.

13.1.3 Change suggestion right

The Contractor has the obligation to submit the written change suggestion to the Employer at any time, including shortening duration, reducing Employer’s project, construction, maintenance and operation expenses, improving efficiency or value of completion project and bringing long-term interests and other interests. After receiving such suggestions, the Employer shall send a written notice of non-adoption, adoption or addition of further information.

13.2 Scope of Change

13.2.1 Scope of design change

(1) Adjustment of production process, but the production route and scale initially designed and approved are not enlarged or zoomed out, or the production route and scale stipulated in the contract is not enlarged or zoomed out;

(2) Adjustment of plane layout, vertical layout and partial use functions, but the building scale initially designed and approved is not enlarged; the use functions initially designed and approved are not changed; or the building scale agreed in the contract is not enlarged; the use functions stipulated in the contract are not changed;

(3) Adjustment of process and use functions of the supporting project system;

(4) Adjustment of benchmark control point, benchmark elevation and datum line in the area;

(5) Adjustment of the performance, specification and quantity of equipment, materials and components;

(6) Changes incurred by execution of laws, standards and specifications issued after the benchmark date;

(7) Other design matters beyond the contract agreement;

(8) Additional work required for the aforesaid changes.

13.2.2 Procurement change scope

(1) The Contractor signs the procurement contract with the relevant supplier according to the name list approved by the Employer or has started processing manufacturing, supply, transportation, etc.; the Employer informs the Contractor to choose another supplier in this name list;

(2) Changes incurred by execution of laws, standards and specifications issued after the benchmark date;

(3) The Employer requires changing the place of examination, inspection, detection and test and increased additional tests;

(4) The Employer requires increasing or decreasing the purchase quantity of spare parts, special tools and materials for post-completion test stipulated in the contract;

(5) Additional work required for the aforesaid changes.

13.2.3 Scope of construction changes

(1) Changes in construction methods, increase or decrease of equipment, materials, parts, labor and quantities according to the design change in Article 13.2.1;

(2) Additional tests required by the Employer, change of test place;

(3) New construction obstacle treatment except items (1) and (2) of Article 5.2.1;

(4) The Employer informs to conduct the completion test on the completion tested items that have been accepted or are deemed to pass the acceptance again;

(5) Changes incurred by execution of laws, standards and specifications issued after the benchmark date.

(6) Other visas on site;

(7) Additional work required by the aforesaid changes.

13.2.4 Employer’s work instructions. When the Contractor has accepted the Employer’s written instructions and speeds up design, construction or the progress of any other parts in such manner as the Employer deems necessary, the Contractor needs to adjust the project program in order to implement the work instructions and estimate the increased measures and resources. After approval by the Employer, it is treated as changes. If the Employer does not approve such changes, the Contractor has the right to execute according to the program of relevant stages stipulated in the contract.

When the actual progress is obviously behind the project program approved above due to the Contractor’s reasons, the Contractor shall catch up with according to Article 4.1.2 at its own expense; when the date for completion is delayed, the liability for compensation for delay is assumed as agreed in Article 4.5.

13.2.5 Reduction of a part of the project. In the event that the Employer’s suspension exceeds 45 days and the work cannot be resumed when the Contractor requests resumption or cannot continue construction due to continuity of force majeure, both parties may reduce the part of the project affected by suspension in form of change as agreed in the contract.

13.2.6 Other changes are agreed in the special terms and conditions according to the specific characteristics of the project.

13.3 Change Procedures

13.3.1 Change notice. The Employer’s change shall be notified to the Contractor in writing in advance.

13.3.2 Suggestion report of change notice. After the Contractor receives the Employer’s change notice, it has the obligation to submit the written suggestion report to the Employer within 10 days.

(1) If the Contractor accepts the changes in the Employer’s change notice, the suggestion report shall contain: reasons for supporting the changes, work content, equipment, materials, manpower, machinery, turnover of materials, consumption of materials and other resources consumption for implementation of such changes and estimate of relevant management costs and reasonable profits. The percentage of relevant management costs and reasonable profits shall be agreed in the special terms and conditions. When the date for completion incurred by such changes is extended, the reasons shall be explained in the report; and the program related to such changes shall be submitted.

The Contractor’s failure to submit the estimate of the increased fees and extension of date for completion is deemed that the changes do not involve in contract price adjustment and completion date extension. The Employer will no longer assume any costs for such changes and liability for extension of date for completion.

(2) If the Contractor does not accept the changes in the Employer’s change notice, the suggestion report shall contain the reasons for not supporting such changes, including:

1) Such changes do not conform to laws, regulations and other relevant provisions;

2) It is difficult for the Contractor to obtain the special equipment, materials and parts required for changes;

3) It is difficult for the Contractor to obtain the processes and technologies required for changes;

4) Changes will reduce the safety, stability and adaptability of the project;

5) Have a bad influence on the achievement of production performance guarantee value and use function guarantee.

13.3.3 Employer’s examination and approval. The Employer shall examine the suggestions within 10 days after receiving the written suggestion report submitted by the Contractor according to Article 13.3.2 and send a written notice of approval, revocation, change or further requirements. Within the time of waiting for the Employer’s reply, the Contractor cannot stop or delay any work.

(1) After receiving the suggestion report submitted by the Contractor according to item (1), Article 13.3.2 and approving its reasons, estimate and (or) date for completion through examination, the Employer shall release change instructions in writing.

In the event that the Employer fails to confirm the estimate and (or) extension of date for completion raised by the Contractor for such changes nor does it raise any objections in the change instructions released, from the 11th day after the Employer receives such written suggestion report, it is considered that the estimate of changes and (or) extension of date for completion submitted by the Contractor have (has) been approved by the Employer.

(2) After examining the Contractor’s reasons for not accepting such changes submitted according to item (2), Article 13.3.2, the Employer sends a written notice of continuing execution, changing and further supplementing materials, and the Contractor shall implement.

13.3.4 In the event that the Contractor submits the change proposal according to Article 13.1.3, its change procedure is subject to according to the agreement of this change procedure.

13.4 Emergency Change Procedure

13.4.1 The Employer has the right to send an emergency change instruction in written or oral form, to order the Contractor to immediately execute such change. After the Contractor receives this instruction, it shall immediately execute. In the event that the Employer sends an emergency change instruction orally, it shall confirm this change in writing within 48 hours and hand over to the Contractor’s Project Manager.

13.4.2 The Contractor shall submit the work content, resource consumption and estimate of this change within 10 days after completion of the emergency change instruction. When the key path of the project is delayed due to execution of this change, the requirement on extending the date for completion may be put forward but reasons shall be stated, and the program related to this change shall be submitted.

If the Contractor fails to submit the written data of estimate of actual consumption, and (or) extension of date for completion within 10 days after completion of this change, it is deemed that this change does not involve contract price adjustment and completion date extension. The Employer will no longer assume any liability for this change.

13.4.3 The Employer shall, within 10 days after receiving the written data submitted by the Contractor according to Article 13.4.2, inform the Contractor of the approved reasonable estimate in writing, and (or) provide reasonable extension of the date for completion.

In the event that the Employer fails to approve the Contractor’s estimate and (or) completion date extension nor does it explain reasons within 10 days after receiving the Contractor’s written report, the estimate, and (or) completion date extension submitted by the Contractor are deemed to have been approved by the Employer after the 11th day of receiving the report.

When the Contractor has a dispute about the change expense and completion date extension approved by the Employer, both parties shall settle through friendly negotiation. If negotiation fails, it shall be settled according to the disputes and awards procedures of Article 16.3.

13.5 Change Price Determination

The change price is determined according to the following methods:

13.5.1 If the corresponding unit price (including the collection fee) of labor, machinery, and project quantity is already included in the contract, the change price shall be determined according to the corresponding unit price (including the collection fee) of labor, machinery, project quantity, etc. already in the contract;

13.5.2 If there is no corresponding unit price (including the collection fee) of labor, machinery, and project quantity, the change price shall be determined according to the price similar to change project.

13.5.3 If there is no corresponding unit price (including the collection fee) of labor, machinery, and project quantity, or the price similar to change project, the change price shall be determined by both parties through negotiation.

13 .5.4 Other methods agreed in the special terms and conditions.

13.6 Benefit Sharing of Proposed Changes

Where the Employer’s approval of the adoption of the change proposal proposed by the Contractor in accordance with Article 13.1.3 reduces the investment in the project, shortens the construction period, and makes that the Employer obtains long-term operating benefits or other benefits, both parties may share benefits in accordance with the special terms and conditions. When necessary, both parties can sign a supplementary benefit sharing agreement as an annex hereto.

13.7 Contract Price Adjustment

Within 30 days after the following circumstances occur, both parties hereto have the right to inform each other or the supervisor in writing of the reasons for contract price adjustment and adjustment amount. The reasonable amount confirmed by the Employer serves as the adjustment amount of the contract price, and the adjusted amount shall be paid or deducted upon payment of the project progress fund for the current period. Where one party does not confirm nor does it put forward modification opinions within 15 days after receiving the other party’s notice, it is deemed to have agreed to the adjustment of this price. The contract price adjustment excludes the following circumstances:

(1) After the contract is signed, the contract price increase or decrease is affected by changes in laws, national policies and industrial provisions that need to be abided by;

(2) During the execution of contract, the price adjustment published by the project cost management department involves increase or decrease of the Contractor’s investment cost;

(3) Water outages, power outages, gas outages, and road interruptions caused by non-Contractor’s reasons within a week cause the project site to stop working for more than 8 hours (the Contractor must submit a report and provide verifiable evidence and estimates);

(4) The increase or decrease of the change estimates approved by the Employer in accordance with the change procedures approved in clauses 13.3 to 13.5;

(5) Other funds increase or decrease as agreed herein.

For increased or decreased funds not specified in the contract, the Employer does not assume the liability for adjusting the contract price unless otherwise provided in laws. The adjustment of contract price excludes contract changes.

13.8 Disputes about Contract Price Adjustment

If both parties fail to reach a consensus on the fee for project changes, adjustment of contract price or extension of completion date, it shall be settled according to the agreements on disputes and awards in Article 16.3.

Article 14 Total Contract Price and Payment

14.1 Total Contract Price and Payment

14.1.1 Total contract price

This contract is a total price contract. The contract price will not be adjusted except for the adjustment according to the changes and contract price of Article 13 and other agreements on increase or decrease of amount herein.

14.1.2 Payment

(1) The currency of the contract price is RMB, paid by the Employer to the Contractor within the territory of China.

(2) The Employer shall pay the Contractor the contract price according to the category of payables and payment schedule agreed in the contract. The bank account appointed by the Contractor is agreed in the special terms and conditions.

14.2 Guarantee

14.2.1 Performance bond

When it is stipulated in the contract that the Contractor shall submit the performance bond to the Employer, the format, content and time of submission of the performance bond are agreed in the special terms and conditions.

14.2.2 Payment bond

When it is stipulated in the contract that the Contractor shall submit the performance bond to the Employer, the Employer shall submit the payment bond to the Contractor. The format, content and time of submission of the payment bond are agreed in the special terms and conditions.

14.2.3 Prepayment bond

When it is stipulated in the contract that the Contractor shall submit the prepayment bond to the Employer, the format, amount and time of submission of the prepayment bond are agreed in the special terms and conditions.

14.3 Prepayment

14.3.1 Amount of prepayment

The Employer agrees to regard a certain proportion of the contract price as the amount of prepayment. The specific amount is agreed in the special terms and conditions.

14.3.2 Prepayment paying

When the prepayment bond is stipulated in the contract, within 10 days after the contract comes into effect, the Employer shall pay the Contractor the lump sum of the advance payment amount agreed in Article 14.3.1 within 10 days after receiving the prepayment guarantee submitted by the Contractor; when no prepayment bond is stipulated, the Employer shall pay the Contractor the lump sum of the advance payment amount agreed in Article 14.3.1 within 10 days after the contract becomes effective.

14.3.3 Deduction of prepayment

(1) Deduction method, deduction proportion and deduction schedule of prepayment are agreed in the special terms and conditions.

(2) When the Employer issues the project receipt certificate or the contract is dissolved, if the prepayment has not been fully deducted, the Employer has the right to require the Contractor to pay the prepayment not fully deducted yet. If the Contractor is unable to pay, the Employer has the right to deduct the balance of the prepayment according to the following procedure:

1) Deduct from the funds payable to the Contractor or belonging to the Contractor once or multiple times;

2) When the funds payable to the Contractor or belonging to the Contractor are insufficient to deduct, the Employer has the right to deduct the prepayment not fully deducted from the prepayment bond (if it shall be submitted as agreed);

3) When the funds payable to the Contractor or belonging to the Contractor are insufficient to deduct and it is not agreed in the contract that the Contractor shall submit the prepayment bond, the Contractor shall sign the prepayment payment schedule agreement of the prepayment not fully deducted with the Employer;

4) If the Contractor fails to execute according to the aforesaid agreement, the Employer has the right to deduct the prepayment not fully deducted from the performance bond (if any).

14.4 Project Progress Payment

14.4.1 Project progress payment. The payment method, payment conditions and payment time of the project progress payment are agreed in the special terms and conditions.

14.4.2 Other progress payment payable according to the specific condition of the project is agreed in the special terms and conditions.

14.5 Temporary Deduction and Payment of Defect Liability Warranty Premium

14.5.1 Temporary deduction of defect liability warranty premium. The Employer may temporarily deduct the defect liability warranty premium according to the amount of the defect liability warranty premium specified in Article 11.2.1 and the agreement on temporary deduction of the defect liability warranty premium in Article 11.2.2.

14.5.2 Payment of defect liability warranty premium

(1) The Employer shall pay the Contractor half of the total defect liability warranty premium temporarily deducted under 14.5.1 when handling project completion acceptance and completion settlement unless otherwise provided in the special terms and conditions. Thereafter, if the Contractor fails to repair a defect that occurs during the defect repair liability period as notified by the Contractor or entrusts the Contractor to repair the defect, the cost of repairing the defect shall be deducted from the remaining amount of the defect liability warranty premium. The Employer shall, within 15 days after the expiry of the defect liability period, pay the Contractor the remaining balance of the defect liability warranty premium.

(2) If the special terms and conditions stipulate that the Contractor may submit the bond of defect liability warranty premium, and the Contractor requires providing the bond to replace the remaining defect liability warranty premium when handling project completion acceptance and completion settlement, the Employer shall pay the remaining amount of the warranty premium after receiving the defect liability warranty premium bond submitted by the Contractor according to the contract agreement. Thereafter, if the Contractor fails to repair the defects arising during the defect liability period at its own expense or entrusts the Employer to repair the defects, the cost for repairing the defects shall be deducted from this bond. The Employer shall, within 15 days after the expiry of the defect liability period, return the bond. The format, amount and time of submission of the bond are agreed in the special terms and conditions.

14.6 Applying for Payment According to the Monthly Project Progress

14.6.1 Apply for payment by month. If payment is applied by month, the Contractor shall, on the basis of the contract price agreed in the contract agreement, submit the payment application to the Employer or the supervisor according to the contract amount of the project quantity (including design, procurement, construction, completion test and post-completion test, etc.) actually finished every month. The format, content, number of copies and time of the payment application report submitted by the Contractor are agreed in the special terms and conditions.

The funds in the monthly payment application report include:

(1) The type of funds agreed upon in clause14.4 project progress payment;

(2) Increased or decreased funds according to the contract price adjustment of Article 13.7;

(3) Funds paid and deducted according to the prepayment stipulated in Article 14.3;

(4) Funds temporarily deducted and paid according to Article 14.5 defect liability warranty premium;

(5) Increased or decreased funds according to the claim result of Article 16.2;

(6) Increased or decreased funds according to the supplementary agreement of this contract signed separately.

14.6.2 If both parties have agreed on the method of payment applied according to the monthly project progress under Article 14.6.1, they may not agree on the method of payment applied according to the payment schedule under Article 14.7.

14.7 Applying for Payment According to the Payment Schedule

14.7.1 Apply for payment according to the payment schedule

If applying for payment according to the payment schedule, the Contractor shall submit the payment application report of the current period to the Employer or the supervisor on the basis of the contract price specified in the contract agreement according to the number of payment periods, the main image progress achieved in each plan, and / or the main planned project quantity (including design, procurement, construction, completion test and post-completion test, etc.) and each period’s payment amount, and according to the format, content, number of copies and time of submission specified in the special terms and conditions.

The funds in each period’s payment application report include:

(1) The amount of payment to be applied in the current period as agreed in the special terms and conditions;

(2) The increased and decreased funds according to the provisions of Article 13.7 on contract price adjustment;

(3) Payments made and deducted in accordance with the provisions of Article 14.3 on prepayment;

(4) Funds temporarily deducted and paid according to the provisions of Article 14.5 on defect liability warranty premium;

(5) Funds increased or decreased according to Article 16.2 claim results;

(6) Funds increased or decreased according to the supplementary agreement of this contract signed separately.

14.7.2 When the Employer pays according to the payment schedule, the Contractor’s actual work and / or actual progress is 30 days or more behind the target task of the key path stipulated in the payment schedule, the Employer has the right to negotiate with the Contractor to reduce the current payment amount and the right to adjust the payment schedule with the Contractor. The Employer’s future payment applications and the Employer’s payment for each period are based on the adjusted payment schedule.

14.7.3 When both parties agree that payment shall be applied according to the payment schedule in Article 14.7, they cannot agree on the method of payment application according to the monthly project progress in Article 14.6.

14.8 Payment Conditions and Time Arrangement

14.8.1 Payment conditions

When both parties agree that the Contractor shall submit the performance bond, the submission of the performance bond shall be the prerequisite for the Employer’s payment of each fund; when no performance bond is stipulated, the Employer pays the funds as agreed.

14.8.2 Prepayment paying

The project prepayment is paid according to the agreement on prepayment paying in Article 14.3.2. After full deduction of prepayment, the Employer shall promptly return the payment bond to the Contractor.

14.8.3 Project progress payment

(1) Apply and pay according to monthly project progress. When applying for payment and paying according to monthly project progress under Article 14.6.1, the Employer shall review and pay within 25 days from the date of receiving the monthly payment application report submitted by the Contractor in accordance with Article 14.6.1.

(2) Apply and pay according to the payment schedule. When applying for payment and paying according to the payment schedule under Article 14.7.1, the Employer shall review and pay within 25 days from the date of receiving each payment application report submitted by the Contractor according to Article 14.7.1.

14.9 Payment Time Delay

14.9.1 In the event that the Employer fails to pay the Contractor the project progress payment according to the time stipulated in 14.8.3, it shall pay the Contractor’s interest on the deferred payment at the interest rate of the same loans promulgated by the People’s Bank of China for the same period from the 26th day after receiving the payment application report, as the default amount of the deferred payment.

14.9.2 Where the Employer delays payment for more than 15 days, the Contractor has the right to send a notice of requesting payment to the Contractor. After the Employer receives the notification and still cannot pay, the Contractor may suspend some work, which is deemed a suspension caused by the Employer, and follow the provisions of Article 4.6.1 on the Employer’s suspension.

Where both parties negotiate and sign a deferred payment agreement, the Employer shall pay according to the period, time, amount and interest stipulated in the deferred payment agreement; when both parties fail to reach a deferred payment agreement, causing that the project cannot be implemented, the Contractor may stop part or all of the project, and the Employer shall bear the liability for breach of contract; when it causes the project’s critical path to be delayed, the completion date is postponed.

14.9.3 If the Employer delays payment for more than 60 days and affects the implementation of the entire project, the Contractor has the right to issue a notice of dissolution to the Employer in accordance with Article 18.2, and has the right to make a claim against the Employer for the related expenses increased.

14.10 Taxes and Tariff

14.10.1 The Employer and the Contractor shall perform their respective tax obligations in accordance with the relevant national tax regulations, including various tax obligations related to imported project materials.

14.10.2 When one party hereto enjoys the import value-added tax and tariff reduction and exemption of imported engineering equipment, materials, equipment accessories, etc. under this contract, the other party is obliged to assist and cooperate in going through the tax reduction and exemption procedures.

14.11 Payment of Claims

14.11.2 For the claim amount that shall be obtained by the Employer determined through negotiation or mediation, or determined by arbitration, or judged by the court, The Employer may deduct the claim amount from the project progress payment for the current month or the payment in the current payment schedule payable to the Contractor. When the project progress payment paid to the Contractor in each period is insufficient to offset the Employer’s claim amount, the Contractor shall pay separately. If the Contractor fails to pay, the payment agreement can be negotiated. If the payment is still not made, the Employer can deduct it from the performance bond (if any). If the performance bond is not sufficient for deduction, the Contractor must pay the claim amount separately, or within the time limit of the payment agreement agreed upon by both parties.

14.11.2 For the claim amount that shall be obtained by the Contractor determined through negotiation or mediation, or determined by arbitration, or judged by the court, the Contractor may separately list the claim amount in the payment application for the current month’s progress payment or current payment schedule, The Employer shall pay the claim amount in the current payment. When the Employer fails to pay the claim amount, the Contractor has the right to deduct from the payment bond (if any) submitted by the Employer. If no payment bond is stipulated, the Employer shall pay the claim separately.

14.12 Completion Settlement

14.12.1 Submit completion settlement data

The Contractor shall submit a completion settlement report and complete completion settlement data to the Employer within 30 days after the completion acceptance report and complete completion data submitted according to the provisions of Article 12.1 are determined by the Employer. The format, content and number of completion settlement data are specified in the special terms and conditions.

14.12.2 Final completion settlement data

The Employer shall review and propose modification opinions within 30 days after receiving the completion settlement report and complete completion settlement data submitted by the Contractor. After the parties have reached a consensus on the modification of the completion settlement report and the complete completion settlement data, the Contractor shall amend at its own expense and submit the final completion settlement report and final settlement information.

14.12.3 Settle the funds for completion settlement

The Employer shall settle the funds for completion settlement within 30 days after receiving the final completion settlement data submitted by the Contractor in accordance with Article 14.12.2. Within 5 days after the completion funds are settled, the Employer shall return the performance bond submitted by the Contractor in accordance with Article 14.2.1 to the Contractor; the Contractor shall return the payment bond submitted by the Employer to the Employer in accordance with Article 14.2.2.

14.12.4 Failure to respond to the completion settlement report

If the Employer fails to submit modification opinions or reply within 30 days of receiving the completion settlement report and the complete completion settlement data submitted by the Contractor in accordance with Article 14.12.1, it shall be deemed that the Employer has approved the completion settlement data as the final completion settlement data. The Employer shall settle the funds for completion settlement in accordance with the provisions of Article 14.12.3.

14.12.5 The Employer’s failure to settle the funds for completion settlement

(1) If the Employer fails to settle the balance of the funds for completion settlement payable to the Contractor in accordance with Article 14.12.3, the Contractor shall have the right to deduct the balance of the funds from the payment bond submitted by the Employer in accordance with Article 14.2.2.

When the contract does not stipulate that when the Employer submits the payment bond in accordance with Article 14.2.2 or the payment bond is not enough to compensate the completion settlement funds payable to the Contractor, the Employer shall pay the balance of the funds for completion settlement from the 31st day after the Contractor submits the final settlement data and pay corresponding interest in accordance with the interest rate of similar loans of the People’s Bank of China for the same period.

(2) Under the provisions of Article 14.12.4, if the Employer fails to raise modification opinions and respond to the completion settlement data within the agreed 30 days, or fails to pay the Contractor the balance of the funds for completion settlement, it shall pay the balance of the funds for completion settlement in arrears from the 31st day after the Contractor submits the final settlement data and pay corresponding interest in accordance with the interest rate of similar loans of the People’s Bank of China for the same period.

If the Employer has not settled the funds for completion settlement within 90 days after the Contractor submits the final completion settlement data, the Contractor may settle it according to the provisions of Article 16.3 on disputes and awards.

14.12.6 Failure to submit the completion settlement report and complete settlement data on time

If, within 30 days after the project completion acceptance report is approved by the Employer, the Contractor fails to submit the project completion report and complete settlement data to the Employer, causing the project completion settlement to fail to proceed normally or the project completion settlement fail to be settled on time, when the Employer requires the Contractor to deliver the project, the Contractor shall make the delivery; when the Employer does not require the project to be delivered, the Contractor shall bear the costs and responsibilities of storage, maintenance and preservation, excluding a single project that has been used and received by the Employer in accordance with the provisions of Article 9 on the receipt of the project and any part of the project.

14.12.7 The Contractor’s failure to pay the funds for completion settlement

(1) When the Contractor fails to settle the balance of the funds for completion settlement payable to the Contractor in accordance with Article 14.12.3, the Employer has the right to deduct it from the performance bond submitted by the Contractor in accordance with Article 14.2.1.

When the amount of the performance bond is insufficient to offset, the Contractor shall pay the outstanding balance of the funds for completion settlement from the 31st day after the submission of the final completion settlement data, and pay the corresponding interest at the same loan rate of the People’s Bank of China for the same period. If the Contractor fails to pay within 90 days of the submission of the final completion settlement data, the Employer shall have the right to settle in accordance with the provisions of Article 16.3 on disputes and awards.

(2) When no performance bond is stipulated in the contract, the Contractor shall pay the outstanding balance of the funds for completion settlement from the 31st day after the submission of the final completion settlement data, and pay the corresponding interest at the same loan rate of the People’s Bank of China for the same period. If the Contractor fails to pay within 90 days of the submission of the final completion settlement data, the Employer shall have the right to settle in accordance with the provisions of Article 16.3 on disputes and awards.

14.12.8 Disputes over completion settlement

If both parties have disputes over the price of project completion settlement within 30 days after the Employer receives the completion settlement report and complete settlement data submitted by the Contractor, they shall jointly entrust a construction cost consulting unit at the corresponding qualification level to conduct the completion settlement audit and settle the funds for completion settlement according to the results of the audit. The audit period shall be agreed upon between both parties hereto and the project cost audit unit. If there are still disputes over the results of the audit, they shall be resolved in accordance with the provisions of Article 16.3 on disputes and awards.

Article 15 Insurance

15.1 Insurance Insured by the Contractor

15.1.1 According to the types of insurance agreed by the applicable laws and special terms and conditions, the insurance costs of the types of insurance covered by the Contractor are included in the contract price. The types of insurance to be insured by the Contractor, insurance coverage, amount of insurance, term of insurance, and duration of validity are agreed in the special terms and conditions.

(1) Where the contract is responsible for insurance subject to applicable laws and special terms and conditions, the Contractor shall apply for insurance on schedule according to the needs of the project implementation stage;

(2) During the execution of the contract, for the compulsory insurance covered by the Contractor as stipulated in the newly promulgated laws, the contract price is adjusted in accordance with the provisions of Article 13 on changes and contract price adjustment.

15.1.2 When an insurance policy provides insurance to joint insured persons, insurance compensation is applied separately to each joint insured person. The Contractor shall, on behalf of its own insured person, guarantee that its insured person complies with the conditions stipulated in the insurance policy and its compensation amount.

15.1.3 The claims received by the Contractor from the insurer shall be used for the repair, purchase, reconstruction and compensation of losses, damages and injuries agreed in the insurance policy.

15.1.4 The Contractor shall provide the Employer with a copy of the insurance policy, a copy of the premium payment document and a certificate of the validity of the insurance policy within the period of the insured project and its insurance period.

If the Contractor fails to submit the above-mentioned certification documents, it shall be deemed that the insurance has not been covered in accordance with the contract, and the Employer may cover the corresponding insurance in its own name. The resulting costs and claims losses shall be borne by the Contractor.

15.2 All Risks Insurance and Third Party Liability Insurance

Regarding all risks insurance of construction engineering, all risks insurance of installation engineering and third party liability insurance, no matter whichever party is the insuring party, it shall list the other party concerned hereto, subcontractors, suppliers and service providers hereunder as the insured persons under the insurance contract upon covering the insurance. The specific insuring party is agreed in the special terms and conditions.

15.3 Other Provisions of Insurance

15.3.1 The Contractor covers the transportation insurance of the equipment, materials and parts that the Contractor is responsible for purchasing and transporting. The insurance premium has been included in the contract price unless otherwise provided in the special terms and conditions.

15.3.2 When an accident in an insurance event occurs, all parties present are responsible for taking the necessary measures to prevent the expansion of losses and damages.

15.3.3 Insurance types other than those stipulated in this contract shall be covered according to their own needs, and the insurance costs shall be borne by them.

Article 16 Breach of Contract, Claims and Disputes

16.1 Liability for Breach of Contract

16.1.1 Employer’s liability for breach of contract

When the following happens:

(1) The Employer fails to perform the provisions of Article 5.1.2 and items (1) and (2) of Article 5.2.1, fails to provide the true, accurate and complete process technology and / or architectural design plan, project basic data and on-site obstacle data;

(2) The Employer fails to adjust the contract price according to Article 13 and fails to pay the corresponding amount according to the types, amounts, and accounts and times designated by the Contractor in accordance with Article 14 on prepayments, project progress payment, and completion settlement agreements;

(3) The Employer fails to perform other responsibilities and obligations stipulated in the contract.

The Employer shall take remedial measures and compensate the Contractor for the losses caused by the aforesaid breach of contract. When the critical path of the project is delayed due to its breach of contract, the completion date is postponed. The Contractor’s burden of liability for breach of contract cannot reduce or relieve other obligations and obligations that the Contractor continues to perform in the contract.

16.1.2 Contractor’s liability for breach of contract

When the following happens:

(1) The Contractor fails to perform the provisions of Article 6.2 on the inspection of the engineering materials provided by it, the provisions of Article 7.5 on the construction quality and inspection, and fails to repair the defects;

(2) The Contractor fails to pass the completion test three times, or fails to pass the post-completion test three times, causing any major part of the project or the entire project to lose its use value, production value, and use benefit;

(3) When the Contractor is not allowed to subcontract without the consent of the Contractor, or without the necessary permission, or applicable law, it subcontracts the project to others;

(4) The Contractor fails to perform other responsibilities and obligations stipulated in the contract.

The Contractor shall take remedial measures and compensate the Contractor for the losses caused by the aforesaid breach of contract. The Contractor’s burden of liability for breach of contract cannot reduce or relieve other obligations and obligations that the Contractor continues to perform in the contract.

16.2 Claims

16.2.1 Employer’s claim

The Employer believes that if the Contractor fails to perform the duties, responsibilities, and obligations stipulated in the contract, and the Contractor shall bear the liability for losses and damages according to the relevant conditions and matters agreed in this contract and documents and materials related to this contract, but the Contractor fails to fulfill its liability in accordance with the contract, the Employer has the right to claim compensation from the Contractor. Claims shall be made in accordance with laws and contracts and shall follow the following procedures:

(1) The Employer shall send a notice of claim to the Contractor within 30 days of the occurrence of the claim event. In case of failure to send a notice of claim within 30 days of the claim event, the Contractor will no longer bear any liability, except as otherwise provided by law;

(2) The Employer shall provide the Contractor in written form with relevant information explaining the justification of the claim, the basis of the clauses, valid and verifiable evidence, claim estimates and other relevant data within 30 days after the notice of claim is issued;

(3) The Contractor shall negotiate with the Employer to settle or provide a reply within 30 days after receiving the claim materials sent by the Employer, or request the Employer to provide additional reasons and evidence for the claim;

(4) If the Contractor does not negotiate with the Employer, does not reply, or makes no further request to the Employer within 30 days after receiving the claim materials sent by the Employer, the claim is deemed to have been accepted by the Contractor.

(5) When the claim event proposed by the Employer continues to affect, the Employer shall send the continuous impact of the claim event to the Contractor every week. Within 30 days after the continuous impact of the claim event stops, the Employer shall send the final claim report and final claim estimate to the Contractor. The procedure for claiming is the same as the provisions of items (1) to (4) of this clause.

16.2.2 Contractor’s claim

The Contractor believes if the Employer fails to perform the duties, responsibilities, and obligations stipulated in the contract, and the Employer shall bear the liability for losses and damages and extend the date for completion according to the relevant conditions and matters agreed in this contract and documents and materials related to this contract, but the Employer fails to fulfill its liability for compensation or extends the date for completion in accordance with the contract, the Contractor has the right to claim compensation from the Employer. Claims shall be subject to laws and contracts and shall follow the following procedures:

(1) The Contractor shall send a notice of claim to the Employer within 30 days of the occurrence of the claim event. In case of failure to send a notice of claim within 30 days of the claim event, the Employer will no longer bear any liability, except as otherwise provided by law;

(2) The Contractor shall provide the Employer in written form with relevant information explaining the justification of the claim, the basis of the clauses, valid and verifiable evidence, claim estimates and other relevant data within 30 days after the notice of claim is issued;

(3) The Employer shall negotiate with the Contractor to settle or provide a reply within 30 days after receiving the claim materials sent by the Contractor, or request the Contractor to provide additional reasons and evidence for the claim;

(4) If the Employer does not negotiate with the Contractor, does not reply, or makes no further request to the Contractor within 30 days after receiving the report and supplementary materials sent by the Contractor according to item (3) of this clause, the claim is deemed to have been accepted by the Employer.

(5) When the claim event proposed by the Contractor continues to affect, the Contractor shall send the continuous impact of the claim event to the Employer every week. Within 30 days after the continuous impact of the claim event stops, the Contractor shall send the final claim report and final claim estimate to the Employer. The procedure for claiming is the same as the provisions of items (1) to (4) of this clause.

16.3 Disputes and Awards

16.3.1 Dispute settlement procedure

In the event of any claim dispute arising out of this contract or matters concerning this contract, both parties hereto shall first resolve it through friendly negotiation. One party to the dispute shall notify the other party in writing, stating the content, details and cause of the dispute. Within 30 days from the date of the above written notice, if there is still a dispute after friendly negotiation, both parties hereto may request the relevant unit or authority in the project location agreed by both parties to mediate this dispute; if both parties still have disputes within 30 days, or if either party hereto does not agree with the mediation, the dispute shall be resolved through arbitration or litigation in accordance with the provisions of the special terms and conditions.

16.3.2 Disputes shall not influence performance

After a dispute occurs, the contractual responsibilities and obligations shall continue to be performed, and the project implementation shall be continued. Unless the following circumstances occur, no party shall stop the implementation of the project or part of the project,

(1) The contract is indeed unable to be performed due to a breach of contract by one of the parties hereto, and the implementation of the contract is stopped after the agreement between both parties;

(2) The arbitration agency or the court orders the stoppage of implementation.

16.3.3 Discontinued engineering protection

According to the provisions of Article 16.3.2, for the project or part of the project to be stopped, the parties shall protect the various documents, materials, drawings, completed projects and unused project materials related to the contract project in accordance with the duties, responsibilities and obligations agreed in the contract.

Article 17 Force Majeure

17.1 Obligations in the event of Force Majeure

17.1.1 Notification obligation

The party that is aware of or discovers a force majeure event is obligated to notify the other party at once. According to this contract, the responsible party which cares for the project site shall, upon the occurrence of the event of force majeure, take prompt measures to minimize the loss; the other party shall fully assist and take measures. Construction or work that needs to be suspended shall be stopped immediately.

17.1.2 Notification obligation

When force majeure occurs at the project site, within 48 hours after the end of the force majeure event, the Contractor (if it is the caretaker of the project site) must notify the Contractor of the damage and loss. When force majeure events continue to occur, the Contractor shall report the damage to the Employer and the engineering director every week unless otherwise agreed on the reporting cycle.

17.2 Consequences of Force Majeure

The losses, damages and injuries caused by force majeure events and the delayed completion date shall be treated as follows:

(1) The Employer shall bear the loss and damage of permanent engineering and engineering materials;

(2) Injuries of employees are handled in accordance with their respective employment contract relationships;

(3) The loss of or damage to machinery, equipment, property and temporary works of the Contractor shall be borne by the Contractor;

(4) The Contractor’s downtime losses shall be borne by the Contractor;

(5) After the occurrence of force majeure, for continuous losses and damages caused by one party’s delay in the performance of the contracted protection obligations, the party which delays in performing the obligations shall bear the corresponding liability and its losses;

(6) When the Employer informs the restoration of construction, the Contractor shall submit the data and report on the plan for cleaning and restoration and its estimate, as well as the program, within 20 days after receiving the notice, or within the time agreed by both parties according to the specific circumstances. After confirmed by the Employer, the required cleaning and repair costs shall be borne by the Employer. The completion date of the restoration construction will be postponed accordingly.

Article 18 Termination of Contract

18.1 The Employer Terminating the Contract

18.1.1 Notice of correction

If the Contractor fails to perform its duties, responsibilities and obligations in accordance with the contract, the Employer may notify the Contractor to correct and remedy its breach of contract within a reasonable time.

18.1.2 The Employer terminating the contract

The Employer has the right to notify the dissolution of the contract or part of the work herein in writing based on the following reasons. The Employer shall notify the Contractor 15 days before the notice of dissolution of contract is sent. The termination of the contract by the Employer does not affect any other rights it enjoys under the contract.

(1) The Contractor fails to comply with the provisions of Article 14.2.1 on the performance bond;

(2) The Contractor fails to implement the provisions of Article 18.1.1 on notice of correction;

(3) The Contractor fails to comply with the provisions of clauses 3.8.1 to 3.8.4 on subcontracting and transfer of contracting;

(4) When the actual progress of the Contractor is clearly behind the program and the Employer instructs it to take measures and amend the program, the Contractor does nothing;

(5) There are serious defects in the quality of the project, and the Contractor has delayed the start date of the repair for more than 30 days without justified reasons;

(6) The Contractor has clearly stated or clearly indicated in its actions that it would not perform the contract, or failed to perform the contract in accordance with the contract after the Employer notified it to perform the contract in writing, or performed the contract in an obviously inappropriate manner;

(7) According to item (4) of Article 8.6.2 (or) and Article 10.8, failure to pass the completion test and failure to pass the post-completion test cause any part of the project and / or the entire project to lose the main use functions and production functions;

(8) The Contractor goes into bankruptcy, liquidation or liquidation proceedings, or the circumstances indicate that the Contractor will go into bankruptcy and / or liquidation proceedings.

The Employer cannot dissolve the contract or part of the work of the contract for arranging other Contractors to implement the project. When the Employer violates this agreement, the Contractor has the right to bring arbitration or litigation in accordance with this provision.

18.1.3 Work stopped and carried out after notice of dissolution of contract

The Contractor’s work after receiving the notice of dissolution of contract. The Contractor shall finish the following tasks within 30 days of dissolution of the contract or within the time agreed by the parties:

(1) Except for the protection of life, property or engineering, cleaning and necessary work, stop executing all work that is notified to be dissolved;

(2) Hand over all the information provided by the Employer and the design documents, technical data and other documents prepared by the Contractor for the project to the Employer. In the information files retained by the Contractor, destroy the data and backup of the data related to all the information provided by the Employer;

(3) Hand over the completed permanent project and the permanent project materials that have been transported to the site. Before the handover, properly complete the custody, maintenance and preservation of the completed project and permanent project materials that have been transported to the site;

(4) Hand over the design documents, drawings, materials, operation and maintenance manuals, construction organization design, quality inspection data, completion data, etc. that have been paid, completed and are to be completed for the corresponding implementation stage;

(5) Submit all subcontracting agreements and the implementation statement to the Employer, including: project materials provided by the Contractor (including those kept at the site, ordered, being processed, in transit, and transported to the site but not handed over). The Employer shall be responsible for such funds occurring before the date of notice of dissolution and stipulated in the contract. The Contractor is obliged to assist in and cooperate with the treatment of the relationship with the subcontractor with which it has a contractual relationship;

(6) With the approval of the Employer, the Contractor shall transfer the relevant responsibilities and obligations related to the contract being cancelled or part of the work in the contract being cancelled and the subcontracting agreement being performed to the name of the Employer and (or) the designated party by the Employer, including the permanent project and project materials, and related work;

(7) The Contractor shall continue to perform its work in the part of the contract that has not been cancelled in accordance with the contract;

(8) The Contractor shall not evacuate and / or dismantle its machinery, equipment, facilities, working materials, measure materials until the settlement of the dissolution of the contract has been completed, unless the Employer has agreed.

18.1.4 Settlement on the date of dissolution

According to the provisions of Article 18.1.2, after the Contractor receives the notice of dissolution of the contract or part of the contractual work, the Employer shall immediately agree with the Contractor on the contract funds that have occurred, including the prepayment of Article 14.3 and the project progress payment of Article 14.4, the fund of the contract price adjustment of Article 13.7, the fund of the temporary deduction for the defect liability warranty of Article 14.5, the claim of Article 16.2, the amount of the supplementary agreement of this contract, and any fund that shall be increased or decreased as stipulated in the contract. The contract funds agreed upon by both parties shall be used as the settlement data on the date of dissolution.

18.1.5 Settlement after the date of dissolution

(1) Both parties shall settle the balance of the receivables and payables of both parties in accordance with the settlement data on the date of dissolution of the contract in accordance with Article 18.1.4. Thereafter, the Employer shall return the performance bond submitted by the Contractor in accordance with Article 14.2.1 to the Contractor, and the Contractor shall return the payment bond submitted by the Employer to the Employer in accordance with Article 14.2.2.

(2) If there is still a prepayment that has not been deducted when the contract is dissolved, the Employer shall deduct it in accordance with the provisions of Article 14.3.3 on prepayment deduction and thereafter return the prepayment bond to be submitted as agreed to the Contractor.

(3) If the Employer has other receivable balances that have not been deducted, it shall have the right to deduct from the performance bond submitted by the Contractor as agreed in Article 14.2.1, and thereafter return the performance bond to the Contractor.

(4) When the Employer still fails to recover some funds after the deduction according to the above provision; or when the contract fails to stipulate the submission of the performance bond and the prepayment bond, and the balance of the receivable fails to be reduced, the equipment, equipment, facilities, working materials, etc. of the Contractor equivalent to the value of the receivable may be detained as compensation.

18.1.6 Evacuation of the Contractor

(1) Evacuation of the dissolution of the entire contract. The Contractor has the right to evacuate the machinery, equipment, facilities, etc. that have not been detained for compensation in accordance with the provisions of item (4) of Article 18.1.5, and bear the cost of evacuation and demolition of temporary facilities. The Employer provides the necessary conditions for this.

(2) Evacuation of the dissolution of partial contract. After receiving the notice from the Employer to evacuate from the site, the Contractor shall evacuate its excess machinery, equipment, facilities, etc. at its own expense from the site at its own expense (excluding the machinery and equipment that are compensated in accordance with item (4), Article 18.1.5). The Employer provides the necessary conditions for this.

18.1.7 The right to continue the implementation of the project after dissolution of the contract. The Employer may continue to complete the project or entrust other Contractors to continue to complete the project. The Employer has the right to use with other Contractors the materials of the permanent project that have been transferred, and the design documents, implementation documents and materials prepared by the Contractor for the project, and to use the facilities, machinery and equipment detained for compensation in accordance with item (4), Article 18.1.5.

18.2 The Contractor Terminating the Contract

18.2.1 The Contractor dissolves the contract. For the following reasons, the Contractor has the right to notify the Employer in writing to dissolve the contract, but notify the Employer 15 days before the notice of dissolution is issued:

(1) The Contractor delays payment for over 60 days, or the Contractor requests resumption of work in accordance with Article 4.6.4, but the Employer has not notified resumption of work within 180 days;

(2) The Employer’s essential failure to perform its obligations in accordance with the contract affects the suspension of the Contractor’s implementation of work for more than 30 days;

(3) The Employer fails to submit a payment bond as stipulated in Article 14.2.2;

(4) The occurrence of force majeure events stipulated in Article 17 makes it impossible or unnecessary to continue to perform the main obligations of the contract;

(5) The Employer is bankrupted, closed for liquidation or goes into liquidation proceedings, or the circumstances indicate that the Employer will go into bankruptcy and / or liquidation proceedings, or the Employer is unable to pay the contract funds.

After the Employer receives the Contractor’s notice of dissolution of the contract in accordance with items (1), (2), and (3) of this clause, the Employer subsequently makes payment, agrees to resume work, or continues to perform its obligations, or provides the payment bond, the Contractor shall arrange and resume normal work as soon as possible. When the critical route is delayed, the completion date is postponed; the Contractor’s additional expenses are borne by the Employer.

18.2.2 The Contractor has the right to stop and must perform the following work after sending the notice of dissolution of contract:

(1) Stop all further work except for the protection of life, property, project safety, cleanup and work that must be executed;

(2) Hand over the completed permanent project and the project materials provided by the Contractor (including those kept on-site, already ordered, being processed and manufactured, in transit, and not yet handed over on site). Before the handover, the Contractor is obligated to properly keep, maintain and preserve the completed project and purchased project materials;

(3) Hand over design documents, drawings, materials, operation and maintenance manuals, construction organization design, quality inspection data, completion data, etc. that have been paid, completed and yet to be completed. At the request of the Employer, after paying the relevant design documents, drawings and materials that have been completed but not yet paid at the agreed price, the Contractor shall submit them to the Employer at the agreed time.

(4) Submit all subcontracting agreements and the implementation statement to the Employer, and the Employer shall bear the expenses.

(5) At the request of the Employer, the Contractor transfers the subcontracting agreements to the name of the Employer and (or) the party designated by the Employer, including the permanent project and its materials, and related work;

(6) In the documents retained by the Contractor, destroy all the information provided by the Employer and the related data and materials.

18.2.3 Settlement data on the date of dissolution

According to the provisions of Article 18.2.1, after the Employer receives the notice of dissolution of contract, it shall immediately agree with the Contractor on the project funds that have occurred, including: the prepayment of Article 14.3 and the project progress payment of Article 14.4, the fund of the contract price adjustment of Article 13.7, the fund of the temporary deduction for the defect liability warranty of Article 14.5, the claim of Article 16.2, the fund of the supplementary agreement of this contract, and any fund that shall be increased or decreased as stipulated in the contract, and the cost of the Contractor’s removal of temporary facilities, machinery, equipment, etc. to the location of the Contractor’s enterprise (in the case of force majeure in item (4), Article 18.2.1, the cost of the evacuation shall be borne by the Contractor). The contract funds agreed upon by both parties shall be used as the settlement basis on the date of dissolution.

18.2.4 Settlement after dissolution of contract

(1) Both parties shall settle the balance of the receivables and payables of both parties upon dissolution of the contract in accordance with the settlement data on the date of dissolution of the contract in Article 18.2.3. Thereafter, the Contractor shall return the payment bond submitted by the Employer in accordance with Article 14.2.2 to the Employer, and the Employer shall return the performance bond submitted by the Contractor in accordance with Article 14.2.1 to the Contractor.

(2) If the Contractor still has a prepayment that has not been deducted upon dissolution of the contract, the Employer can deduct according to the provisions of Article 14.3.3 on prepayment deduction. Thereafter, the prepayment bond shall be returned to the Contractor.

(3) If the Contractor has other balances of receivables that fail to be collected upon dissolution of the contract, the Contractor may deduct from the payment bond submitted by the Employer agreed in Article 14.2.2 and shall thereafter return the payment bond to the Employer.

(4) If the Contractor has other balances of receivables that fail to be collected upon dissolution of the contract, and the contract does not stipulate that when the Employer submits the payment bond in accordance with Article 14.2.2, the Employer shall, in accordance with the provisions of Article 18.2.3, pay outstanding balances and interest at the interest rate of similar loans of the People’s Bank of China for the same period from the first day after the settlement data of the agreed contract dissolution date. If the Employer has not paid within 60 days thereafter, the Contractor has the right to settle in accordance with the provisions of Article 16.3 on disputes and awards.

(5) If the Contractor still fails to pay the balance of the payment to the Employer when the contract is dissolved, the Employer is entitled to settle according to items (2) to (4) in the settlement of contract dissolution under Article 18.1.5.

18.2.5 Evacuation of the Contractor. After the contract is dissolved, the Contractor shall evacuate all other materials, machinery, equipment and facilities except for safety needs from the site.

18.3 Matters after Dissolution of Contract

18.3.1 The payment provisions are still valid

After the contract is dissolved, the settlement of the dissolution of the contract by the Employer or the Contractor and the post-settlement payment provisions shall remain valid until the settlement of contract dissolution is completed.

18.3.2 Disputes over dissolution of contract

If both parties hereto have a dispute over the dissolution of the contract or the settlement on the date of dissolution, they shall settle through friendly negotiation. If the dispute still exists after friendly negotiation, or if one party does not accept the friendly negotiation, it shall be settled in accordance with the provisions of Article 16.3 on disputes and awards.

Article 19 Effectiveness and Termination of Contract

19.1 Effectiveness of Contract.

Become effective on the date on which the contract effective conditions stipulated in the contract agreement are met.

19.2 Number of Contract Copies

The number of contract originals and duplicates, and the number of copies to be held by both parties hereto shall be stipulated in the special terms and conditions.

19.3 Post-contractual Obligations

After the contract is terminated, both parties hereto shall abide by the principle of honesty and good faith and perform their obligations of notification, assistance and confidentiality.

Article 20 Supplementary Provisions

The specific provisions, supplement or modification of the contents of these general terms are stipulated by both parties in the special terms and conditions.

Part III Special Terms and Conditions

Article 1 General Provisions

1.1 Definition and Interpretation

1.1.1 Other circumstances that both parties hereto agreed to treat as force majeure are as follows: war, riot, earthquake, rainstorm, blizzard, national policy adjustment, etc.

1.1.2 Other additional supplementary definitions agreed by the two parties according to the features of the contract project: None.

1.2 Language

The contract uses None other language except Chinese.

1.3 Applicable Laws

The laws, administrative regulations and local regulations that both parties hereto shall express: both parties hereto shall abide by relevant laws, administrative regulations, departmental rules and regulations, as well as local laws and regulations of Shaanxi Province.

1.4 Standards and Codes

1.4.1 Applicable standard and specification (name): current national and local standard and specification, after desalination of mine water, its various salt indexes shall meet the class III standard of Surface Water Environmental Quality Standard, and the recovered salt shall attain the corresponding national standards.

1.4.2 Name, number of copies and time for the Employer to provide foreign standards and codes: The imported equipment and materials used must meet the international standards of the corresponding industry.

1.4.3 Agreement for non-written codes and standard regulations: Refer to relevant national and international standards, norms or standards applicable to the manufacturer of the supplied product.

1.5 Documents Submission Time

The Employer’s technical requirements and submission time: shall implement the technical agreement signed by both parties.

Contractor’s implementation method submission time: shall be submitted within 7 days after receiving the technical requirements specified by the Employer.

1.6 Confidentiality

Commercial confidentiality agreement signed by both parties (name): None. As an appendix to this contract.

Commercial confidentiality agreement signed by both parties (name): The General Contract for Advanced Treatment Project BT (Build and Transfer) of Mine Water of Yuandatan Coal Mine will be an appendix to this contract.

Article 2 the Employer

2.1 the Employer’s Representative

Name of Employer’s Representative: __________;

Position of Employer’s Representative: __________;

Responsibility of Employer’s Representative: __________;

2.2 Supervisor

2.2.1 Name of Supervising Unit: __________;

Name of project chief supervisor: __________;

Supervising scope: __________;

Supervising content: __________;

Supervising authority: __________;

2.3 Security Liabilities

2.3.1 Site security responsibilities agreed by both parties: The Contractor shall take charge of the security management.

2.3.2 The responsibility division of security area and relevant security system, responsibility system and reporting system agreed by both parties: The Contractor shall take charge of all security and management in the construction site and formulate corresponding system and precautionary measure.

Article 3 the Contractor

3.1 General Obligations and Rights of Contractor

3.1.1 The types, names, requirements, reporting period, time and copies of the statements to be submitted by the Contractor as agreed by the parties hereto shall be: in six copies.

3.1. Contractor on behalf of the members of consortium shall shoulder the responsibility and accept the order, instruction and notice from Employer, and be responsible for all matters (including payment of the project price) during the whole contract implementation.

3.2 Project Manager

3.2.1 Name of Project Manager: Fu Sanliang

Responsibilities of the project manager: all correspondences sent by the Contractor for the purpose of performing the contract shall be stamped with the seal of the construction site management organization authorized by the Contractor and signed by the project manager of the Contractor.

3.2.2 Authority of Project Manager: perform the contract on behalf the Contractor.

3.2.3 Stipulations for breach due to unauthorized replacement of project manager or project manager with other part-time projects:

The written notice shall be given the Employer and the supervisor 14 days in advance and the written consent shall be obtained from the Employer. The notice shall specify the registered qualifications and management experience of the succeeding project manager, and the succeeding project manager shall continue to perform the responsibilities prescribed in item 3.2.1. The Contractor shall not change the project manager without the written consent of the Employer. Provided that the Contractor replaces the project manager without proper reasons or reject the Employer’s request to replace the project manager. It shall be paid liquidated damages of 200,000 yuan.

3.2.4 The project manager or technical person in charge of the project shall often be at the construction site and shall be at the construction site for not less than 22 days per month. A penalty of RMB 10,000.00 shall be paid to the employer for each less day.

3.3 Subcontracting

3.3.1 Subcontracting Stipulations

Subcontracting matters agreed: The Contractor shall not subcontract the whole works to any third party; the subcontractor’s qualification and capacity shall be adapted to the standard and scale of the subcontract work.

Article 4 Program, Delay and Suspension

4.1 Project Grogram

4.1.1 The determining principle of critical path and critical path change in project schedule: not affect the construction period and agreed in writing by the Employer. On the condition that the Employer fails to complete the approval within 3 working days and to raise any objection after receiving the document, it is deemed that the Employer have accepted the critical path and the critical path change in the project program.

4.1.2 Copies and time of project program submitted by the Contractor: before the 5th day of each month, six copies of the monthly project schedule (including two copies for the supervisor and four copies for the employer) shall be submitted.

4.2 Procurement Program

4.2.1 Submission copy and time of procurement program: for common material purchase, three copies of procurement program shall be submitted to the Employer for approval one month before purchase.

4.2.2 The tendering procurement for the important equipment, facilities and main material of the project shall be participated in and supervised by the representative of the Employer. Equipment and material into the site must be reported to the Employer for inspection.

4.2.3 Start date of purchase: It is determined by the Contractor in accordance with the progress of works and shall satisfy the Item 4.2.1.

4.3 Construction Program

4.3.1 Construction program (presentation by form or by words)

Submitting the name, copies and time of key single project construction program in six copies (including two copies for supervisor, and four copies for the Employer) 5 days before single project construction.

4.3.2 Submitting the name, copies and time of key sub-item project construction schedule: in six copies (including two copies for supervisor, and four copies for the Employer) 5 days before sub-item project construction.

4.4 Indemnity for Delay

4.4.1 Provided that the completion date is delayed caused due to the reason of the Contractor, the liquidated damages shall be paid to the Employer basing the standard that compensation amount for one day delay is 0.5‰ of the contract price (the maximum amount shall not exceed 10% of the total contract amount);

4.4.2 In case the completion date is delayed caused due to the reason of the Employer, the liquidated damages shall be paid to the Contractor basing the standard that compensation amount for one day delay is 0.5‰ of the contract price (the maximum amount shall not exceed 10% of the total contract amount), meanwhile, the completion date shall be postponed.

Article 5 Technology and Design

5.1 Production Process Technology and Architectural Art Modeling

5.1.1 The Contractor provides the production process technology and (or) construction design plan.

The guaranteed value of project commissioning assessment and (or) use function of the project and (or) single project undertaken by the Contractor is as follows: or detail, please see the technical agreement.

Technical achievements that the Contractor shall undertake in the project: the Contractor must create 5 technical innovation program during the implementation of the project, and cooperate with the Employer to apply for the awards above Shaanxi Northern Mining Company, including 1 award of Shaanxi Coal Group and 1 national award.

5.1.2 The Employer provides the production process technology and (or) construction design plan.

The guarantee value of project commissioning assessment and (or) use function of the project and (or) single project undertaken by the Employer is as follows: None.

5.2 Design

5.2.1 The Employer’s Obligations

(1) Provide the basic project information. The project basic files that shall be provided by the Employer includes types, contents, copies and time: basic files shall be submitted within 7 days after signing the contract;

(2) Provide the on-site obstruction information. The site obstruction information that shall be provided by the Employer includes the types, contents, number of copies and time: provided by the Employer;

(3) As agreed by both parties, for the following parts of the basic project information and the on-site obstruction information provided by the Employer, the Employer may be requested to provide more information according to the following time limit agreed in this clause: None.

5.2.2 Contractor’s Obligations

The Contractor shall be responsible for the design of whole project (the design work completed by a consortium member is equivalent to full performance of this obligation by the contractor)

5.2.3 Operation and Maintenance Manual

Number of copies and deadline of submission of operation guideline and analysis manual by the Contractor: None.

The copies of the operation and maintenance manual submitted by the contractor and the deadline for submission: the copies submitted by the Contractor: 6 copies, which shall be provided before the handover and acceptance of the project.

5.2.4 Number of Copies and Submission Time of Design Documents

Copies and submission time of planning and design document, information and drawings in planning and design stage: in six copies

Copies and submission time of document, files and drawings in preliminary design stage: in six copies

Copies and submission time of document, materials and drawings in technical design stage: in six copies

Copies and submission time of design document, materials and drawings in construction drawing design stage: in six copies

5.3 Reviews at Design Stage

5.3.1 Review at Design Stage

The design stage of this project (Name): Advanced Treatment Project of Mine Water of Yuandatan Coal Mine

5.3.2 Time of Design Review Meeting

Time arrangement of design review meeting: The Employer shall organize a review meeting for the design drawings, and the contractor shall be fully responsible for the design documents and bear all costs.

Article 6 Project Materials

6.1 Supply of Project Materials

6.1.1 Project materials to be provided by the Employer

(1) Category and estimated quantity of project materials: pipes, valves and cables outside the coordinate range of the project boundary

6.1.2 Project materials to be provided by the Contractor

(1) Category and estimated quantity of project materials: for details, please see the Technical Agreement.

(2) Supply and technical requirement of project material: purchase in accordance with Technical Agreement and bear the relevant costs.

(3) Category or (and) list of productive material for post-completion test : see Technical Agreement for details.

6.2 Inspection

6.2.1 Project Inspection and Report

Journal, content and number of copies of submission of report: Submit project quality inspection report and water quality monitoring report in sextuplicate each after successful commissioning and operation.

6.3 Procurement of Imported Project Material

Purchase responsibility and method: The Contractor shall purchase and assume the corresponding responsibilities, including customs declaration, transportation, formalities and all other matters, and the Employer shall supervise bidding and purchasing.

6.4 Safekeeping and Surplus of Project Materials

Category and estimated quantity entrusted to the Contractor for safekeeping: None

The time that the Contractor submits safekeeping and maintenance scheme: None

Warehouse, storage yard, facilities and equipment supplied by the Employer: None

Article 7 Construction

7.1 Obligations of the Employer

7.1.3 Approach Conditions and Approach Date

Approach conditions for the Contractor: The Employer shall provide the construction site with water, electricity, access and level land.

Approach time for the Contractor: Within 7 days upon the Contractor receives the commencement order in writing from the Employer when the Employer obtains the Construction Permit after signing of the contract.

7.1.4 Temporary Water and Electricity Supply and Node Laying

Category and unit price of temporary water and electricity to be provided by the Employer: The Employer is only responsible for providing water and electricity access points within the coordinate of the project boundary, water, electricity, communication and equipment shall be solved by the Contractor and the costs arising therefrom shall be borne by the Contractor. The temporary water rate is 3 yuan/ton and the temporary electricity rate is 0.6 yuan/kWh.

7.1.5 Other obligations performed by the Employer: If the construction progress is delayed for the Employer’s reason, the losses shall be borne by the Employer and the construction period shall be postponed.

7.2 Oblations of the Contractor

7.2.1 Construction organization design

Number of copies and time for submission of overall planning and programming of project construction: To submit it in six copies, two copies for the supervisor and four copies for the Employer upon signing of the contract.

Name, number of copies and time for submission of the construction organization design of main single project and main sub-project: 7 days prior to the implementation of the construction organization of main single project and main sub- project.

7.2.3 Submission of Temporary Land Occupation Document

Time for submission of temporary land occupation document: To submit it within 7 days upon receiving the Notice of Winning Bid.

7.2.4 Submission of Documents of Temporary Water, Electricity etc.

The quality, normal usage, peak usage and usage time of the water and electricity etc. needed by the Contractor: To be arranged by the Contractor.

Category and quantity of temporary water and electricity etc. for construction that are available from the Employer: To be arranged by the Contractor. The Employer only provide the access points.

Time for submission of documents for node point location of water and electricity etc.: To be arranged by the Contractor according to the location documents from the Employer.

7.2.4 Cost of cleaning the site: To be arranged by the Contractor.

7.2.5 Other obligations performed by the Contractor: None.

7.3 Human Resources and Machinery Resources

7.3.1 Format, content, number of copies and submission time of human resources planning checklist: in six copies, within 28 days upon signing of the contract.

Format, number of copies and reporting period of the report of human resources actual approach: in six copies, 5 days prior to the approach.

7.3.2 Format, content, number of copies and submission time of main machinery resources planning checklist: in six copies, within 28 days upon signing of the contract.

Format, number of copies and reporting period of the report of main machinery resources actual approach: in six copies, 5 days prior to the approach.

7.5 Quality and Inspection

7.5.2 Inspection Part and Inspection Parties

Part, standard and form of inspection attended by three parties: the civil construction and installation project shall comply with the relevant national and local standards and the requirements of the Employer and the supervisor. The project quality test report must be issued by the third party (the third party shall provide complete video), and the Employer, the Contractor and supervisor must be at inspection site and sign the relevant documentary evidence.

Part, standard and form of inspection attended by both parties: according to the relevant norms and the requirement of supervisor.

Part, standard and form of inspection attended by the third party attends: according to the national and local relevant norms;

Part, standard and form of the Contractor’s self-inspection: according to the national and local relevant norms;

7.5 Concealed Works and Intermediate Acceptance

The classification, location, quality inspection content, standards, forms of concealed works requiring quality inspection and intermediate acceptance part, as well as the agreement of the inspecting parties: to carry out the provisions and requirements of the current national code for acceptance of construction quality.

7.6 Occupational Health, Safety and Environmental Protection

Copies and time for submission of occupational health, safety and environmental management plan: in six copies, within 7 days after contract signing.

Article 8 Completion Test

8.1 Obligation in Completion Test

Number of copies and time for submission of completion test plan: The Contractor shall submit it to the Employer in six copies 7 days prior to the completion test.

8.2 Completion Acceptance

8.2.1 According to industry standards, the relevant acceptance shall be conducted by the government’s environmental protection authority.

8.2.2 The acceptance shall be organized by the parent unit of the Employer.

8.2.3 The acceptance shall be organized by the Employer.

The three acceptances need to be carried out step by step. Do not conduct the following acceptance until the project passes the current acceptance.

Article 9 Project Taking-over

9.1 Project Taking-over

9.1.1 Taking-over by single project or (and) by project

Choose one of the two options as agreement on project taking-over between the two parties.

☐ If the Contractor is responsible for guiding the Employer to conduct the test after completion for single project or (and) the project and assumes the liability for the assessment of trial operation, the sequence and time arrangement for taking over single project or the time arrangement for taking the project are listed as follows: ______________________;

☑ If the Employer is responsible for the test after completion for single project or (and) the project and assumes the liability for the assessment of trial operation, the sequence and time arrangement for taking over single project or the time arrangement for taking over the project are listed as follows: From the date on which the project passes the Employer’s preliminary acceptance, the Contractor shall guarantee normal operation for 3 months. If the system runs well and passes the after-completion acceptance, the hand-over of relevant project shall be conducted.

9.1.2 Documents for Project Hand-over

The type, content, number of copy and time for submission of documents for completion test: In accordance with the General Composition of Scientific and Technical Archives (GB/T11822-2008), submit completed completion document that meet the national archives acceptance requirements in sextuplicate to the Employer, the Supervision Unit and the Quality Supervision Station within three months upon the project passes the test after completion.

Article 10. Post-completion Tests

The contract contains the Contractor’s guidance for post-completion tests.

10.1 Rights and Obligations

10.1.1 Rights and Obligations of the Employer

To organize tests after completion.

10.1.2 Rights and Obligations of the Contractor

(1) Number of copies and completion time of the plan for tests after completion: 7 days prior to the tests after completion, in six copies.

(2) Other obligations and tasks: To take charge of passing the inspection and acceptance of relevant departments by making the project satisfy the acceptance and commissioning work; after the tests after completion are finished, the qualified third part jointly entrusted by both parties shall inspect the water output index and construction quality etc. and provide a test report; to be responsible for all test items of the project and acquiring corresponding certification documents (the labor costs, electric charge, pharmaceutical fee and costs of consumables etc. during tests after completion shall be borne by the Employer.)

10.2 Post-completion Test Procedures

Agreement on start date of post-completion test for single project or and the project: None.

10.3 Tests after completion and Commissioning Assessment

10.3.1 Commissioning Assessment

Commissioning Assessment Circle: 72 hours (days, weeks, months or years) after the system enter stable operation (the labor costs, electric charge, pharmaceutical fee and costs of consumables etc. during the trial operation shall be borne by the Employer.).

10.4 Failure to Pass the Assessment

(1) Compensation for Failure to Pass Commissioning Assessment

The compensation for failure to pass commissioning assessment due to the process technology or the architectural design program to be provided by the Contractor: Systematical corrective and improvement actions shall be made unconditionally on the ground of the conditions of the project till the project meets the assessment indicators. In case the process technology has critical defect, choose one of the following options as assessment compensation agreement for the two parties:

☐ The compensation amounts (or formulas) of each single project are respectively listed as: __________________;

☑ The project compensation amount (or formula): 150% of the total amount of the single project that has defect processing procedure.

10.5 Assessment Acceptance Certificate

10.5.1 Choose one of the following options as agreement for issuing test after completion assessment and acceptance certificate.

☑ To issue test after completion assessment and acceptance certificate according to the project.

☐ To issue assessment and acceptance certificate according to single project and the project.

Article 11 Quality Warranty Liabilities

11.1 Defect Liability Warranty Premium

The amount of defect liability warranty premium shall take None (proportion) of the total contract price agreed in the contract agreement:

Article 12 Project Completion Acceptance

12.1 Completion Documents and Completion Acceptance Report

Format, number of copies and submission time of project acceptance report: in six copies, 30 days after the tests after completion are finished.

Format, number of copies and submission time of complete completion documents: To submit completion documents that meet the file acceptance requirements in six copies within three months upon the project has passed the completion acceptance.

12.2 Project Taking-over

After the project construction is completed, the Contractor shall propose the Employer in writing to organize the project completion acceptance. The Employer shall complete the preliminary acceptance within 10 days and complete the project completion acceptance within 30 days. If the Employer fails to organize acceptance 45 days after the written application for completion acceptance of the Contractor, it shall be deemed that the project has passed the acceptance. The Contractor shall ensure 3 months normal operation after the project passes the preliminary acceptance of the Employer; if the system operates normally and passes completion acceptance, the Contractor shall handle relevant project take-over procedures (the labor costs, electric charge, pharmaceutical fee and costs of consumables etc. during the guaranteed operation shall be borne by the Employer.).

Article 13 Changes and Contract Price Adjustment

13.2 Scope of Change

The two parties have agreed on the scope of other changes based on the features of the project: The Employer shall give written change instructions.

13.5 Confirmation of Price Change

Other methods agreed for price change: The Employer shall review the price according to the market quotations and third- party cost companies.

13.3 Benefit Sharing of Proposed Change

Proposed change in benefit sharing agreement: None.

Article 14 Total Contract Price and Payment

14.1 Total Contract Price and Payment

14.1.1 Payment Method and Account Number

The Employer shall make payment to the Contractor’s specified account by telegraphic transfer. The opening bank and bank account designated by the Contractor: Details see Annex I Subject Succession Agreement.

14.2 Guarantee

14.2.1 Performance Guarantee

Choose one of the following options as agreement of performance guarantee between the two parties.

☐ The Contractor does not need to submit performance guarantee.

☑ The format, amount and time for the Contractor to submit performance guarantee: None.

14.2.2 Payment Guarantee

Choose one of the following options as agreement of payment guarantee between the two parties.

☐ The Employer does not need to submit payment guarantee.

☑ The format, amount and time for the Employer to submit payment guarantee: None.

14.2.3 Prepayment Guarantee

Choose one of the following options as agreement of advance payment guarantee between the two parties.

☐ The Contractor does not need to submit payment guarantee.

☑ The format, amount and time for the Contractor to submit payment guarantee: None.

14.3 Prepayment

14.3.1 Prepayment Amount

The advance payment amount is: None.

14.3.3 Advance Payment Deduction

Deduction method, proportion and schedule of advance payment: None.

14.4 Project Progress Payment

14.4.1 Progress Payment of 1st Phase of Project

The Employer shall repurchase the assets of the 1st phase of project by installment payment. The total repurchase amount shall be calculated on the ground of the total price of the project and an annualized capital occupation fee of 5%. The payment conditions and payment time are:

① When the Contractor has completed all the contents within the coordinate range of the 1st phase of the project, within 12 months following the completion acceptance the Employer shall pay the Contractor 40% of the total price of the 1st phase of the project and shall pay the interests (of 5% annual interest rate) of the funds occupied since the effective date of the contract. While the Contractor shall issue a corresponding VAT special invoice to the Employer.

The interest of the occupied funds is calculated as follows: the total price of the 1st phase of the project *5%* the days (from the contract effective date to the first payment date)/365.

② Within 24 months following the completion acceptance the Employer shall pay the Contractor another 30% of the total price of the first phase of the project and shall pay the interests (of 5% annual interest rate) of the funds occupied. While the Contractor shall issue a corresponding VAT special invoice to the Employer.

The interest of the occupied funds is calculated as follows: the total price of the 1st phase of the project *60%*5%* the days (from the first payment date to the second payment date)/365.

③ With 36 months following the completion acceptance the Employer shall pay the Contractor 30% of the total price of the first phase of the project and shall pay the interests (of 5% annual interest rate) of the funds occupied. While the Contractor shall issue a corresponding VAT special invoice to the Employer.

The interest of the occupied funds is calculated as follows: the total price of the 1st phase of the project *30%*5%* the days (from the second payment date to the third payment date)/365.

14.4.2 Progress Payment of 2nd Phase of Project

The Contractor shall execute the 2nd phase of the project after receiving the written notice to commence from the Employer. The Employer shall repurchase the assets of the 2nd phase of the project. The payment conditions and payment time of the repurchase funds shall be implemented with reference to Article 14.41.

14.4.3 Other Progress Payment

Other progress payments include: None.

14.5 Suspension and Payment of Defect Liability Warranty Premium

14.5.1 Payment of Defect Liability Warranty

(1) Payment of defect liability warranty: None.

(2) The format, amount and time of defect liability warranty guarantee letter: None.

14.6 Applying for Payment According to the Monthly Project Progress

The format, content, number of copies and submit time of the application report of monthly project progress payment: None.

14.7 Applying for Payment According to the Payment Schedule

The number of payment periods, the payment amount of each period, the major planned image progress and major planned project progress to be reached in each period shall be: None.

The format, content, number of copies and submission time of the payment application report: The payment application shall be submitted 3 months prior to each payment.

14.8 Completion Settlement

The format, content and number of copies of completion settlement documents: in six copies.

14.9 Warranty Period

From the date of project completion acceptance, the warranty periods are as follows:

14.9.1 The warranty period of roof waterproofing project is 5 years and the warranty period of other civil works is 1 year;

14.9.2 In accordance with the warranty terms of the reverse osmosis membrane manufacturer, the limited warranty for reverse osmosis membranes is 3 years;

14.9.3 The warranty period for heating facilities is 2 heating seasons, and the warranty period for other equipment and installation projects is 1 year.

Article 15 Insurance

15.1 Insurance Insured by the Contractor

The two parties to the contract agree that the Contractor shall be responsible for the type of insurance, insurance coverage, amount of insurance, duration of insurance and duration of validity, which are: To be arranged by the Contractor himself and to be supervised by the Employer.

15.2 All Risks and Third Party Liability

The Insuring Party of all risks in civil works and relevant requirements for insurance: To be arranged by the Contractor himself and to be supervised by the Employer.

The Insuring Party of all risks in installation work and tests after completion and relevant requirements for insurance: To be arranged by the Contractor himself and to be supervised by the Employer.

The Insuring Party of the third party liability insurance and relevant requirements for insurance: To be arranged by the Contractor himself and to be supervised by the Employer.

Article 16 Breach of Contract, Claims and Awards

16.1 Disputes and Awards

16.1.1 Dispute Resolution Procedure

Within 30 days from the date the dispute is submitted for mediation, if the two parties still have a dispute, or if either party to the contract does not agree with the mediation, choose one of the following

☐ Submit ______to the Arbitration Commission. When applying for arbitration, the dispute shall be arbitrated in accordance with effective arbitration rules. The arbitral award is final and binding on both parties.

☑ File a lawsuit with the People’s Court where the project is located.

Article 17 Force Majeure

To be executed in accordance with Article 17 of Party II General Provisions in the contract.

Article 18 Termination of Contract

To be executed in accordance with Article 18 of Party II General Provisions in the contract.

Article 19 Effectiveness and Termination of the Contract

19.1 Number of Contract Copies

The original contract is in two copies, the copy contract is in twelve copies. Each of the two parties to the contract shall hold one copy of the original contract and six copies of the copy contract.

Article 20 Supplementary Provision

20.1 The Contractor shall be responsible for all the content within the coordinate range of the project, including the project management and detailed design required for the successful construction of this unit (responsible for all processes, buildings, structure, water supply and drainage, heating and ventilation, instrumentation and automatic control, electrical, fire protection, general plans and the docking project 1-meter outside the boundary area etc.), equipment procurement, material procurement, construction, single machine commission, intermediate handover, cooperation with joint commission and performance assessment till the project is completed and accepted; as well as including personnel training and providing guidance and supporting service to the Employer within the warranty period.

20.2 The Employer shall be responsible for obtaining the approval of technical plan, the approval of fund use model, the approval of initial establishment, the approval of maximum price limit and the approval of tender passing from the parent unit and the group company.

20.3 The Employer shall be responsible for providing land survey data within the project boundary, obtaining construction permit procedures, connecting 10 KV power supplies that satisfy the electrical load of the project to the Contractor’s 10 KV incoming cabinet, the laying of water supply and production pipelines outside the project boundary, the supply of firefighting water, the export of produced water and the disposal of solid materials such as slime, sludge, calcium sulfate and crystalline salt.

20.4 The Contractor shall be responsible for the fund-raising of the project. The normal progress of the project shall not be affected by the funding plan of the funder. The Contractor shall ensure the construction of the project through self-funding.

20.5 Since the date of the hand-over of the project, all the artificial losses, damages, defects and other liabilities caused to all the assets and equipment of the project by the Employer shall be borne by the Employer; all losses, damages, defects and other labilities caused to all the assets and equipment of the project due to quality and technical problems shall be borne by the Contractor.

20.6 There is no reason for the Employer to refuse any amount payable. If any amount payable by the Employer is overdue, in addition to the overdue payment, the Employer shall also pay the Contractor late payment fee of the deferred amount (late payment fee=deferred amount *deferred days *0.5‰), which is up to 10% of the amount payable.

20.7 Before the Employer pays all the repurchase funds, the ownership of any and all assets formed by the investment in the project shall belong to the Contractor, including but not limited to houses, buildings/ structures, installations and intangible assets etc. The ownership of these assets shall belong to the Employer from the date on which the Employer pays the entire repurchase funds. If the Employer delays payment for 12 months, the Contractor shall have the right to terminate the contract and dispose various assets. Meanwhile, the Employer shall compensate the Contractor for various losses.

20.8 After the contract is signed the Contractor will register and establish a project company (“Contractor’s Project Company”) and the “Contractor’s Project Company” will be responsible for the obligations under the contract. After the “Contractor’s Project Company” obtains a business license, the two parties will sign a Subject Succession Agreement. After that the “Contractor’s Project Company” will carry on the subject of the contract for the Contractor and the contract will automatically begin to have legal effect on the “Contractor’s Project Company” and the Contractor will no longer be the subject of the contract.

20.9 If there is any difference between the General Provisions in Part II of the contract and the General Provisions in Part II of the Model Text (Trial) of General Contract for Construction Projects (No. GF-2011-2016) jointly developed by the Ministry of Housing and Urban-Rural Development and the State Administration for Industry and Commerce, the later shall prevail.